Filed pursuant to Rule 424(b)(2)

Registration Statement No. 333-185619

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price(1)	Amount of Registration Fee
$565,000,000 4.600% Notes due 2045	$565,000,000	$65,653
Guarantees of $565,000,000 4.600% Notes due 2045(2)	(3)	(3)

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	See prospectus supplement for guarantors of this issuance.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

Filed pursuant to Rule 424(b)(2)
Registration Statement No. 333-185619

Prospectus Supplement

(To Prospectus dated 21 December 2012) (the “Prospectus”)

Anheuser-Busch InBev Finance Inc.

$565,000,000  4.600% Notes due 2045

Fully and unconditionally guaranteed by

Anheuser-Busch InBev SA/NV

Anheuser-Busch InBev Worldwide Inc.

Brandbev S.à r.l.

Brandbrew S.A.

Cobrew NV

Anheuser-Busch Companies, LLC

The notes due 2045 (the “Notes”) will bear interest at a rate of 4.600% per year. Interest on the Notes will be payable semi-annually in arrears on 23 January and 23 July of each year, commencing on 23 January 2016. The Notes will mature on 23 July 2045. The Notes will be issued by Anheuser-Busch InBev Finance Inc. (the “Issuer”) and will be fully and unconditionally guaranteed by Anheuser-Busch InBev SA/NV (the “Parent Guarantor”), Anheuser-Busch InBev Worldwide Inc., Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, and Anheuser-Busch Companies, LLC (the “Subsidiary Guarantors”, and together with the Parent Guarantor, the “Guarantors”). Application will be made to list the Notes on the Taipei Exchange (the “TPEx”). There can be no assurance that the Notes will be listed.

The Issuer may, at its option, redeem the Notes in whole or in part, on or after 23 July 2016 as further provided in “Description of the Notes—Optional Redemption.” The Issuer may also redeem the Notes at the Issuer’s (or, if applicable, the Parent Guarantor’s) option, in whole but not in part, at 100% of the principal amount then outstanding plus accrued interest if certain tax events occur as described in “Description of the Notes—Optional Tax Redemption.”

Investing in the Notes involves risks. See “Risk Factors” on page S-6 and beginning on page 2 of the accompanying Prospectus.

Application will be made to the TPEx for the listing of, and permission to deal in, the Notes by way of debt issues to professional institutional investors as defined under Paragraph 2, Article 19–7 of the Regulations Governing Securities Firms of the Republic of China (“ROC”) only and such permission is expected to become effective on or about 23 July 2015. The TPEx is not responsible for the content of this prospectus supplement or the accompanying prospectus and no representation is made by the TPEx as to the accuracy or completeness of this prospectus supplement or the accompanying prospectus. The TPEx expressly disclaims any and all liability for any losses arising from, or as a result of the reliance on, all or part of the contents of this prospectus supplement or the accompanying prospectus. Admission to the listing and trading of the Notes on the TPEx shall not be taken as an indication of the merits of us or the Notes. No assurance can be given that such applications will be granted or that the TPEx listing will be maintained.

The Notes have not been, and shall not be, offered, sold or re–sold, directly or indirectly, to investors other than “professional institutional investors” as defined under Paragraph 2, Article 19–7 of the Regulations Governing Securities Firms of the ROC which currently include: overseas or domestic banks, insurance companies, bills finance companies, securities firms, fund management companies, government investment institutions, government funds, pension funds, mutual funds, unit trusts, securities investment trust enterprises, securities investment consulting enterprises, trust enterprises, futures commission merchants, futures service enterprises, and other institutions approved by the Financial Supervisory Commission of the ROC.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus Supplement or the accompanying Prospectus. Any representation to the contrary is a criminal offense.

	Public offering price(1)	Managing discount	Proceeds, before expenses, to the Issuer(2)
Per Note	100%	0.550%	99.250%
Total for Notes	$565,000,000	$3,107,500	$560,762,500

(1)	Plus accrued interest, if any, from and including 23 July 2015.
(2)	The net proceeds to the Issuer reflect the initial price to the public set forth above as reduced by (a) the managing discount set forth above and (b) an aggregate fee of $1,130,000 that the Issuer will pay to Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC in connection with structuring services that they provide in connection with the Notes.

The manager expects to deliver the Notes to purchasers in book-entry form only through the facilities of Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”) on or about 23 July 2015.

Sole Bookrunner and Lead Structuring Agent

Deutsche Bank AG, Taipei Branch

Co-Structuring Agents

BofA Merrill Lynch	J.P. Morgan

The date of this Prospectus Supplement is 10 July 2015.

PROSPECTUS SUPPLEMENT

THE OFFERING

This section outlines the specific financial and legal terms of the Notes that are described in greater detail under “Description of the Notes” beginning on page S-13 of this Prospectus Supplement and under “Description of Debt Securities and Guarantees” beginning on page 14 of the accompanying Prospectus. If anything described in this section is inconsistent with the terms described under “Description of the Notes” in this Prospectus Supplement or in “Description of Debt Securities and Guarantees” in the accompanying Prospectus, the terms described below shall prevail. References to “$” or “USD” in this Prospectus Supplement are to U.S. dollars, and references to “€” or “EUR” are to euros. References to “we”, “us” and “our” are, as the context requires, to Anheuser-Busch InBev SA/NV or Anheuser-Busch InBev SA/NV and the group of companies owned and/or controlled by Anheuser-Busch InBev SA/NV as more fully described on page 1 of the accompanying Prospectus.

Issuer	Anheuser-Busch InBev Finance Inc., a Delaware corporation (the “Issuer”).

Parent Guarantor	Anheuser-Busch InBev SA/NV, a Belgian public limited liability company (the “Parent Guarantor”).

Subsidiary Guarantors	Anheuser-Busch InBev Worldwide Inc., Brandbev S.à r.l., Brandbrew S.A., Cobrew NV and Anheuser-Busch Companies, LLC (each a “Subsidiary Guarantor” and together with the Parent Guarantor, the “Guarantors”), will, along with the Parent Guarantor, jointly and severally guarantee the Notes on an unconditional, full and irrevocable basis, subject to certain limitations described in “Description of Debt Securities and Guarantees” in the accompanying Prospectus.

Securities Offered	$565,000,000 aggregate principal amount of 4.600% notes due 2045 (the “Notes”). The Notes will mature on 23 July 2045.

The Notes are redeemable prior to maturity as described in “Description of the Notes—Optional Redemption” and “Description of the Notes—Optional Tax Redemption.”

Price to Public	100.00% of the principal amount of the Notes, plus accrued interest, if any, from and including 23 July 2015.

Ranking of the Notes	The Notes will be senior unsecured obligations of the Issuer and will rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer.

Ranking of the Guarantees	Subject to certain limitations described in “Description of Debt Securities and Guarantees” in the accompanying Prospectus, each Note will be jointly and severally guaranteed by each of the Guarantors, on an unconditional, full and irrevocable basis (each a “Guarantee” and collectively the “Guarantees”). The Guarantees will be the direct, unconditional, unsecured and unsubordinated general obligations of the Guarantors. The Guarantees will rank pari passu among themselves, without any preference of one over the other by reason of priority of date of issue or otherwise, and equally with all other existing and future unsecured and unsubordinated general obligations of the Guarantors. Each of the Guarantors other than the Parent Guarantor shall be entitled to terminate its Guarantee in certain circumstances as further described under “Description of Debt Securities and Guarantees” in the accompanying Prospectus.

Minimum Denomination	The Notes will be issued in denominations of $200,000 and integral multiples of $1,000 in excess thereof.

Payment of Principal and Interest on the Notes	The principal amount of the Notes is $565,000,000 and the Notes will bear interest at the rate per annum of 4.600%.

Interest on the Notes will be payable semi-annually in arrears on 23 January and 23 July of each year, commencing on 23 January 2016. Interest on the Notes will accrue from 23 July 2015.

If the date of such interest payment is not a Business Day, then payment will be made on the next succeeding Business Day and no interest shall accrue on the payment so deferred. Interest will accrue on the Notes until the principal of the applicable Notes is paid or duly made available for payment. Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Interest on the Notes will be paid to the persons in whose names the Notes are registered at the close of business on the 8 January and 8 July immediately preceding the applicable interest payment date, whether or not such date is a Business Day, or, if the Notes are represented by one or more Global Notes (as defined below), the close of business on the business day (for this purpose, a day on which Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”) are open for business) immediately preceding the applicable interest payment date.

If the date of maturity of principal of any Note or the date fixed for redemption or payment in connection with an acceleration of any Note is not a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or payment in connection with an acceleration, and no interest shall accrue as a result of the delayed payment.

Business Day	A day on which commercial banks and exchange markets are open, or not authorized to close, in the City of New York, London, Brussels and Taipei.

Additional Amounts	To the extent any Guarantor is required to make payments in respect of the Notes, such Guarantor will make all payments in respect of the Notes without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any jurisdiction in which such Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (the “Relevant Taxing Jurisdiction”) unless such withholding or deduction is required by law, in which event, such Guarantor will pay to the Holders such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable on account of any taxes or duties only in the circumstances described under “Description of Debt Securities and Guarantees—Additional Amounts” in the accompanying Prospectus.

References to principal or interest in respect of the Notes include any Additional Amounts, which may be payable as set forth in the Indenture (as defined herein).

The covenant regarding Additional Amounts will not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States, but shall apply to the Issuer at any time that the Issuer is incorporated in any jurisdiction outside the United States.

Optional Redemption	The Notes may be redeemed at the Issuer’s option, as a whole or in part, upon not less than 30 nor more than 60 days’ prior notice, on each 23 July on or after 23 July 2016 at a redemption price equal to 100% of the aggregate principal amount of the Notes being redeemed plus accrued and unpaid interest on the principal amount being redeemed to (but excluding) the redemption date. If fewer than all of the Notes are to be redeemed, the Trustee will select, not more than 60 days prior to the redemption date, the particular Notes or portions thereof for redemption from the outstanding Notes not previously called for redemption, on a pro rata basis, or by such method as the Trustee deems fair and appropriate.

Optional Tax Redemption	The Notes may be redeemed at any time, at the Issuer’s or the Parent Guarantor’s option, as a whole, but not in part, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts (see “Description of Debt Securities and Guarantees—Additional Amounts” in the accompanying Prospectus), if any) to (but excluding) the redemption date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Issuer or any Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after 23 July 2015 (any such change or amendment, a “Change in Tax Law”), the Issuer (or if a payment were then due under a Guarantee, the relevant Guarantor) would be required to pay Additional Amounts and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor) taking reasonable measures available to it, provided, however, that the Notes may not be redeemed to the extent such Additional Amounts arise solely as a result of the Issuer assigning its obligations under such Notes to a Substitute Issuer (as defined in “Description of the Notes”), unless this assignment to a Substitute Issuer is undertaken as part of a plan of merger by the Parent Guarantor.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor would be obligated to pay the Additional Amounts if a payment in respect of the Notes were then due.

Use of Proceeds	The Issuer intends to apply substantially all of the net proceeds (estimated to be $560,762,500 million before expenses) from the sale of the Notes toward general corporate purposes.

Listing and Trading	Application will be made for the Notes to be admitted to listing on the Taipei Exchange (“TPEx”). No assurance can be given that such application will be approved.

Book-Entry Form	The Notes will initially be issued to investors in book-entry form only. Fully-registered global notes will be deposited with a common depositary for Clearstream and Euroclear. Unless and until Notes in definitive certificated form are issued, the only holder will be The Bank of New York Depository (Nominees) Limited or the nominee of a successor depositary. Except as described in this Prospectus Supplement or accompanying Prospectus, a beneficial owner of any interest in a global note will not be entitled to receive physical delivery of definitive Notes. Accordingly, each beneficial owner of any interest in a global note must rely on the procedures of Clearstream, Euroclear or their participants, as applicable, to exercise any rights under the Notes.

Taxation	For a discussion of the United States, Belgian, Luxembourg and Taiwanese tax consequences associated with the Notes, see “Taxation—Supplemental Discussion of United States Taxation,” “Taxation—Belgian Taxation,” “Taxation—Luxembourg Taxation” and “Taxation—Republic of China (Taiwan) Taxation” in this Prospectus Supplement and “Tax Considerations” in the accompanying Prospectus. Investors should consult their own tax advisors in determining the non-United States, United States federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

Governing Law	The Notes, the Guarantees and the Indenture related thereto, will be governed by, and construed in accordance with, the laws of the State of New York.

Currency of Payment	The Notes will be denominated in U.S. dollars and we will pay principal, interest and any premium in U.S. dollars.

Additional Notes	Subject to the receipt of all necessary regulatory and listing approvals from applicable authorities in the ROC, including but not limited to TPEx, the Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional Notes (the “Additional Notes”) maturing on the same maturity date as the other Notes and having the same terms and conditions under the Indenture (including with respect to the Guarantors and the Guarantees) as the previously outstanding Notes in all respects (or in all respects except for the issue date and the amount and, in some cases, the date of the first payment of interest thereon) so that such Additional Notes shall be consolidated and form a single series with the previously outstanding Notes. Without limiting the foregoing, the Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional series of notes with additional or different terms and maturity dates than the Notes.

Trustee, Registrar and Transfer Agent	The trustee, registrar and transfer agent is The Bank of New York Mellon Trust Company, N.A. (“Trustee”).

Common Depositary and Paying Agent	The common depositary and paying agent is The Bank of New York Mellon, London Branch (“Common Depositary”)

ISIN:	XS1261286147

RISK FACTORS

Investing in the Notes offered using this Prospectus Supplement involves risk. We urge you to carefully review the risks described in the accompanying Prospectus and the documents incorporated by reference into this Prospectus Supplement and the accompanying Prospectus, before you decide to buy our Notes. You should consult your financial and legal advisors about the risk of investing in the Notes. We disclaim any responsibility for advising you on these matters.

Risks Relating to the Debt Securities

If, in the future, the Issuer elects to convert to a Delaware limited liability company, such conversion may be treated by the U.S. Internal Revenue Service as a taxable exchange of the Notes which could have adverse United States federal income tax consequences to U.S. persons who hold the Notes.

The Issuer may, at its election in the future, convert from a Delaware corporation to a Delaware limited liability company, as described below in —“Description of the Notes—Legal Status of the Issuer” (such event, the “conversion”). If the Issuer does elect to undertake the conversion, then, based on the expected terms of such conversion, it is expected that such an event would not be treated as a taxable exchange for United States federal income tax purposes so long as there is no change in payment expectations, and we expect that there would be no such change. However, it is possible that circumstances could change such that we would take a contrary position or, alternatively, it is possible that the U.S. Internal Revenue Service (the “IRS”) or a court could make a contrary determination as to the tax consequences of the conversion. Either such case could result in unfavorable United States federal income tax consequences for certain holders of the Notes. We do not provide any indemnity to holders of Notes in respect of this conversion, and accordingly, would not provide any indemnity for such tax consequences. Please see “Taxation—Supplemental Discussion of United States Taxation—Legal Status of the Issuer” below and “Tax Considerations—United States Taxation” in the accompanying Prospectus for more information.

Risks Relating to the Limited Liquidity of the Notes

No public market exists for the Notes. Application will be made for the listing of the Notes on the Taipei Exchange (“TPEx”). No assurances can be given as to whether the Notes will be, or will remain, listed on TPEx or whether a trading market for the Notes will develop or as to the liquidity of any such trading market. If the Notes fail to or cease to be listed on the TPEx, certain investors may not invest in, or continue to hold or invest in, the Notes. If any of the Notes are traded after their initial issue, they may trade at a discount or premium from their initial offering price, depending on prevailing interest rates, the market for similar securities and the market for the Notes and other factors, including general economic conditions and our financial condition, performance and prospects. No assurance can be given as to the future price level of the Notes after their initial issue.

The Notes may be sold to a limited number of investors and liquidity of the Notes may be adversely affected if a significant portion of the Notes are bought by limited investors.

ABOUT THIS PROSPECTUS SUPPLEMENT

Prospective investors should rely on the information provided in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. No person is authorized to make any representation or give any information not contained in this Prospectus Supplement, the accompanying Prospectus or the documents incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. Any such representation or information not contained in this Prospectus Supplement, the accompanying Prospectus or the documents incorporated by reference in this Prospectus Supplement and the accompanying Prospectus must not be relied upon as having been authorized by us or the manager. Please see Incorporation of Certain Information by Reference in this Prospectus Supplement and the accompanying Prospectus for information about the documents that are incorporated by reference.

We are not offering to sell or soliciting offers to buy, any securities other than the Notes offered under this Prospectus Supplement, nor are we offering to sell or soliciting offers to buy the Notes in places where such offers are not permitted by applicable law. You should not assume that the information in this Prospectus Supplement or the accompanying Prospectus, or the information we have previously filed with the SEC and incorporated by reference in this Prospectus Supplement and the accompanying Prospectus, is accurate as of any date other than their respective dates.

The Notes described in this Prospectus Supplement are the Issuer’s debt securities being offered under registration statement no. 333-185619 filed with the SEC, under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The accompanying Prospectus is part of that registration statement. The accompanying Prospectus provides you with a general description of the securities that we may offer, and this Prospectus Supplement contains specific information about the terms of this offering and the Notes. This Prospectus Supplement also adds, updates or changes information provided or incorporated by reference in the accompanying Prospectus. Consequently, before you invest, you should read this Prospectus Supplement together with the accompanying Prospectus as well as the documents incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. Those documents contain information about us, the Notes and other matters. Our shelf registration statement, any post-effective amendments thereto, the various exhibits thereto, and the documents incorporated therein and herein by reference, contain additional information about us and the Notes. All of those documents may be inspected at the office of the SEC. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov. Certain terms used but not defined in this Prospectus Supplement are defined in the Prospectus.

References to “$” or “USD” in this Prospectus Supplement are to U.S. dollars, and references to “€” or “EUR” are to euros.

The distribution of this Prospectus Supplement and the accompanying Prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons who receive copies of this Prospectus Supplement and the accompanying Prospectus should inform themselves about and observe those restrictions. See “Selling” in this Prospectus Supplement.

FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, including documents that are filed with the SEC and incorporated by reference herein, and the accompanying Prospectus, may contain statements that include the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “anticipate,” “estimate,” “project,” “may,” “might,” “could,” “believe,” “expect,” “plan,” “potential” or similar expressions that are forward-looking statements. These statements are subject to certain risks and uncertainties. Actual results may differ materially from those suggested by these statements due to, among others, the risks or uncertainties listed below. See also “Risk Factors” beginning on page 2 of the accompanying Prospectus for further discussion of risks and uncertainties that could impact our business.

These forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict, that may cause actual results or developments to differ materially from any future results or developments expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others:

•	local, regional, national and international economic conditions, including the risks of a global recession or a recession in one or more of our key markets, and the impact they may have on us and our customers and our assessment of that impact;

•	financial risks, such as interest rate risk, foreign exchange rate risk (in particular as against the U.S. dollar, our reporting currency), commodity risk, asset price risk, equity market risk, counterparty risk, sovereign risk, liquidity risk, inflation or deflation;

•	continued geopolitical instability, which may result in, among other things, economic and political sanctions and currency exchange rate volatility, and which may have a substantial impact on the economies of one or more of our key markets;

•	changes in government policies and currency controls;

•	tax consequences of restructuring and our ability to optimize our tax rate;

•	continued availability of financing and our ability to achieve our targeted coverage and debt levels and terms, including the risk of constraints on financing in the event of a credit rating downgrade;

•	the monetary and interest rate policies of central banks, in particular the European Central Bank, the Board of Governors of the U.S. Federal Reserve System, the Bank of England, Banco Central do Brasil, Banco Central de la República Argentina and other central banks;

•	changes in applicable laws, regulations and taxes in jurisdictions in which we operate, including the laws and regulations governing our operations and changes to tax benefit programs, as well as actions or decisions of courts and regulators;

•	limitations on our ability to contain costs and expenses;

•	our expectations with respect to expansion plans, premium growth, accretion to reported earnings, working capital improvements and investment income or cash flow projections;

•	our ability to continue to introduce competitive new products and services on a timely, cost-effective basis;

•	the effects of competition and consolidation in the markets in which we operate, which may be influenced by regulation, deregulation or enforcement policies;

•	changes in consumer spending;

•	changes in pricing environments;

•	volatility in the prices of raw materials, commodities and energy;

•	difficulties in maintaining relationships with employees;

•	regional or general changes in asset valuations;

•	greater than expected costs (including taxes) and expenses;

•	the risk of unexpected consequences resulting from acquisitions, including the combination with Grupo Modelo, joint ventures, strategic alliances, corporate reorganizations or divestiture plans, and our ability to successfully and cost-effectively implement these transactions and integrate the operations of businesses or other assets that we acquired, and the extraction of synergies from the Grupo Modelo combination;

•	the outcome of pending and future litigation, investigations and governmental proceedings;

•	natural and other disasters;

•	any inability to economically hedge certain risks;

•	inadequate impairment provisions and loss reserves;

•	technological changes and threats to cybersecurity;

•	our success in managing the risks involved in the foregoing; and

•	other statements contained in or incorporated by reference in this Prospectus Supplement that are not historical.

Our statements regarding financial risks, including interest rate risk, foreign exchange rate risk, commodity risk, asset price risk, equity market risk, counterparty risk, sovereign risk, inflation and deflation, are subject to uncertainty. For example, certain market and financial risk disclosures are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market or financial risk disclosures are only estimates and, as a result, actual future gains and losses could differ materially from those that have been estimated.

We caution that the forward-looking statements in this Prospectus Supplement are further qualified by the risks described above in “Risk Factors” and beginning on page 2 of the accompanying Prospectus, elsewhere in this Prospectus Supplement or accompanying Prospectus, or in the 2014 Annual Report on Form 20-F incorporated by reference herein, that could cause actual results to differ materially from those in the forward-looking statements. Subject to our obligations under Belgian and U.S. law in relation to disclosure and ongoing information, we undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in the Prospectus Supplement information contained in documents that we file with the SEC. The information that we incorporate by reference is an important part of this Prospectus Supplement and the accompanying Prospectus. We incorporate by reference in this Prospectus Supplement, after the date of this Prospectus Supplement and until we complete the offerings using this Prospectus Supplement and accompanying Prospectus, any future filings that we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and reports on Form 6-K we furnish to the SEC to the extent we designate therein.

We also incorporate by reference in this Prospectus Supplement the following documents:

•	Annual Report on Form 20-F for the year ended 31 December 2014 filed with the SEC on 24 March 2015;

•	Current Report on Form 6-K filed with the SEC on 29 April 2015 relating to dividend payments by Anheuser-Busch InBev;

•	Current Report on Form 6-K filed with the SEC on 6 May 2015 relating to interim financial information of Anheuser-Busch InBev; and

•	Current Report on Form 6-K filed with the SEC on 6 May 2015 relating to Consolidated Articles of Association.

The information that we file with the SEC, including future filings, automatically updates and supersedes information in documents filed at earlier dates. All information appearing in this Prospectus Supplement is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this Prospectus Supplement.

You may request a copy of the filings referred to above, at no cost, upon written or oral request. You should direct your requests to Anheuser-Busch InBev SA/NV, Brouwerijplein 1, 3000 Leuven, Belgium (telephone: +32 (0)1 627 6111).

USE OF PROCEEDS

The Issuer intends to apply substantially all of the net proceeds (estimated to be $560,762,500 million before expenses) from the sale of the Notes to general corporate purposes.

CAPITALIZATION

The following table shows our cash and cash equivalents and capitalization as of 31 December 2014 and on an as adjusted basis to give effect to (i) this offering, (ii) the application of the estimated net proceeds of this offering for general corporate purposes, (iii) the net repayment of $94 million of commercial paper, (iv) $1,985 million in non-current unsecured bond issuances becoming current interest-bearing liabilities, (v) the repayment of bonds maturing in January, February, April and June 2015 in the aggregate principal amount of $2,730 million and (vi) the issuance on 20 April 2015 (the “April 2015 EMTN Issuance”) by the Parent Guarantor of EUR 3,000 million aggregate principal amount of bonds. You should read the information in this table in conjunction with “Operating and Financial Review” in the Annual Report, our audited consolidated financial statements and the accompanying notes included in the Annual Report and our unaudited consolidated financial statements.

	As of 31 December 2014	As adjusted
	(USD million, unaudited)	(USD million, unaudited)
Cash and cash equivalents, less bank overdrafts(1)(2)(3)(5)	8,316	9,378
Current interest-bearing liabilities
Secured bank loans	117	117
Commercial papers(3)	2,211	2,117
Unsecured bank loans	560	560
Unsecured bond issues(4)	4,535	3,790
Unsecured other loans	25	25
Finance lease liabilities	3	3

Non-current interest-bearing liabilities
Secured bank loans	169	169
Unsecured bank loans	260	260
Unsecured bond issues(1)(2)(4)(5)	43,014	44,915
Unsecured other loans	57	57
Finance lease liabilities	130	130

Total interest-bearing liabilities	51,081	52,143

Equity attributable to our equity holders	49,972	49,972
Non-controlling interests	4,285	4,285

Total Capitalization:	105,338	106,400

Notes:

(1)	We intend to use the estimated net proceeds from this offering of $561 million (see cover page of this Prospectus Supplement) for general corporate purposes. For illustrative purposes, this table has been prepared based on the assumption that this offering will increase our non-current unsecured bond issues by $561 million and will increase our cash and cash equivalents, less bank overdrafts, by $561 million.
(2)	After 31 December 2014, we used the net proceeds from the April 2015 EMTN Issuance of EUR 3,000 million for general corporate purposes. This resulted in an increase to our non-current unsecured bond issuances and to our cash and cash equivalents, less bank overdrafts, by $3,325 million.
(3)	After 31 December 2014, as a result of repayments/issuances, our commercial paper was decreased by a net amount of $94 million and our cash and cash equivalents, less bank overdrafts, decreased by $94 million.
(4)	After 31 December 2014, $1,985 million of our non-current unsecured bond issues became current interest-bearing liabilities, resulting in our current unsecured bond issues increasing by $1,985 million and our non-current unsecured bond issues decreasing by $1,985 million.
(5)	After 31 December 2014, we repaid at maturity bonds maturing in January, February, April and June 2015 in the aggregate principal amount of $2,730 million. Such repayments decreased our current unsecured bond issues and our cash and cash equivalents, less bank overdrafts, by $2,730 million.

DESCRIPTION OF THE NOTES

General

The notes due 2045 (the “Notes”) will bear interest at a rate of 4.600% per year.

The Notes will be issued by Anheuser-Busch InBev Finance Inc. (the “Issuer”) and will be fully and unconditionally guaranteed by Anheuser-Busch InBev SA/NV (the “Parent Guarantor”), Anheuser-Busch InBev Worldwide Inc., Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, and Anheuser-Busch Companies, LLC (the “Subsidiary Guarantors”, and together with the Parent Guarantor, the “Guarantors”). Application will be made to list the Notes on the TPEx. There can be no assurance that the Notes will be listed.

The Notes will be issued under a supplemental indenture to the indenture (the “Indenture”), dated January 17, 2013, among the Issuer, each of the Guarantors, The Bank of New York Mellon Trust Company, N.A., as trustee, registrar and transfer agent (the “Trustee”) and The Bank of New York Mellon, London Branch as paying agent. The common depositary is The Bank of New York Mellon, London Branch (the “Common Depositary”). The information below on certain provisions of the Notes and the Indenture should be read together with “Description of Debt Securities and Guarantees” in the accompanying Prospectus. This information, however, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture, including the definitions of certain terms contained therein. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended. The following description of the particular terms of the Notes offered hereby supplements and replaces any inconsistent information set forth in the description of the general terms and provisions of the debt securities set forth in the accompanying Prospectus.

The Notes will be senior unsecured obligations of the Issuer and will rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer. The Notes will be repaid at maturity in U.S. dollars at a price equal to 100% of the principal amount thereof. The Notes will be issued in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The Notes do not provide for any sinking fund. The Notes will be recorded on, and transferred through, the records maintained by Euroclear S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”).

“Business Day” means a day on which commercial banks and exchange markets are open, or not authorized to close, in the City of New York, London, Brussels and Taipei.

Notes

The Notes will be initially limited to $565,000,000 aggregate principal amount and will mature on 23 July 2045. Interest on the Notes will be payable semi-annually in arrears on 23 January and 23 July of each year, commencing on 23 January 2016. Interest on the Notes will begin to accrue from 23 July 2015. The Notes will be senior unsecured obligations of the Issuer and will rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer.

Interest will accrue on the Notes until the principal of such Notes is paid or duly made available for payment. Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If the date of maturity of interest on or principal of any Note or the date fixed for redemption or payment in connection with an acceleration of any Note is not a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or payment in connection with an acceleration, and no interest shall accrue as a result of the delayed payment.

Interest on the Notes will be paid to the persons in whose names the Notes are registered at the close of business on the 8 January and 8 July immediately preceding the applicable interest payment date, whether or not such date is a Business Day, or, if the Notes are represented by one or more Global Notes (as defined below), the close of business on the business day (for this purpose, a day on which Clearstream and Euroclear are open for business) immediately preceding the applicable interest payment date. The Notes may be redeemed prior to maturity in the circumstances described under “—Optional Redemption” and “—Optional Tax Redemption.”

All payment dates with respect to the Notes, whether at maturity, upon earlier redemption or on any interest payment date, shall be determined in accordance with the time–zone applicable to the City of New York. Because of time–zone differences, the interest payment date on which we make payment may not be the same business day in the applicable jurisdiction of the relevant holder of Notes. In addition, deliveries, payments and other communications involving the Notes are likely to be carried out through Euroclear and Clearstream, which means such transactions can only be carried out on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States or Taiwan. See also “—Global Clearance and Settlement—Euroclear and Clearstream Arrangements—Secondary Market Trading” below.

Regarding the Trustee, Common Depositary, Paying Agent, Transfer Agent and Registrar

For a description of the duties and the immunities and rights of the Trustee, Common Depositary, paying agent, transfer agent and registrar under the indenture, reference is made to the Indenture, and the obligations of the Trustee, Common Depositary, paying agent, transfer agent and registrar to the Holders of the Notes are subject to such immunities and rights.

The Issuer may at any time appoint new paying agents or transfer agents without prior notice to Holders.

Global Clearance and Settlement

The Notes will be issued in the form of one or more global notes (the “Global Notes”) in fully registered form, without coupons, and will be deposited on the settlement date with a common depositary for, and in respect of interests held through, Euroclear and Clearstream (together with Euroclear, the “Clearing Systems”). Except as described herein, certificates will not be issued in exchange for beneficial interest in the Global Notes.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees.

Beneficial interests in the Global Notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Those beneficial interests will be in denominations of $200,000 and integral multiples of $1,000 in excess thereof. Investors may hold Notes directly through Euroclear or Clearstream if they are participants in such systems, or indirectly through organizations that are participants in such systems.

Owners of beneficial interests in the Global Notes will not be entitled to have Notes registered in their names, and will not receive or be entitled to receive physical delivery of Notes in definitive form. Except as provided below, beneficial owners will not be considered the owners or holders of the Notes under the Indenture, including for purposes of receiving any reports delivered by us or the Trustee pursuant to the indenture. Accordingly, each beneficial owner must rely on the procedures of the Clearing Systems and, if such person is not a participant of the Clearing Systems, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. Under existing industry practices, if we request any action of holders or a beneficial owner desires to give or take any action which a holder is entitled to give or take under the indenture, the Clearing Systems would authorize their participants holding the relevant beneficial interests to give or take action and the participants would authorize beneficial owners owning through the participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the Clearing Systems to their participants, by the participants to indirect participants and by the participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in Global Notes.

Persons who are not Euroclear or Clearstream participants may beneficially own Notes held by the Common Depositary for Euroclear and Clearstream only through direct or indirect participants in Euroclear and Clearstream. So long as the Common Depositary for Euroclear and Clearstream is the registered owner of the Global Note, the Common Depositary for all purposes will be considered the sole holder of the Notes represented by the Global Notes pursuant to the terms of the Indenture and the Global Notes.

Certificated Notes

If the applicable depositary is at any time unwilling or unable to continue as depositary for any of the Global Notes and a successor depositary is not appointed by us within 90 days, we will issue the Notes in definitive form in exchange for the Global Notes. We will also issue the Notes in definitive form in exchange for the Global Notes if an Event of Default has occurred with regard to the Notes represented by the Global Notes and has not been cured or waived. In addition, we may at any time and in our sole discretion determine not to have the Notes represented by the Global Notes and, in that event, will issue the Notes in definitive form in exchange for the Global Notes. In any such instance, an owner of a beneficial interest in the Global Notes will be entitled to physical delivery in definitive form of the Notes represented by the Global Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. The Notes so issued in definitive form will be issued as registered notes in minimum denominations of $200,000 and in integral multiples of $1,000 thereafter, unless otherwise specified by us. Notes in definitive form can be transferred by presentation for registration to the registrar at its New York office and must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in a form satisfactory to us or the Trustee duly executed by the holder or his attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other government charge that may be imposed in connection with any exchange or registration of transfer of definitive notes.

Euroclear and Clearstream Arrangements

So long as Euroclear or Clearstream or their nominee or their common depositary is the registered holder of the Global Notes, Euroclear, Clearstream or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Notes for all purposes under the indenture and the Notes. Payments of principal, interest and additional amounts, if any, in respect of the Global Notes will be made to Euroclear, Clearstream or such nominee, as the case may be, as registered holder thereof. None of us, the Trustee, any manager and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act of 1933) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Distributions of principal and interest with respect to the Global Notes will be credited in U.S. dollars to the extent received by Euroclear or Clearstream from the Trustee to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures.

Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the Global Notes to pledge such interest to persons or entities who do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

The holdings of book–entry interests in the Global Notes through Euroclear and Clearstream will be reflected in the book–entry accounts of each such institution. As necessary, the registrar will adjust the amounts of the Global Notes on the register (the “Register”) for the accounts of the Common Depositary to reflect the amounts of Notes held through Euroclear and Clearstream, respectively.

Initial Settlement

Investors holding their Notes through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Notes will be credited to the securities custody accounts of Euroclear and Clearstream holders on the settlement date against payment for value on the settlement date.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any Notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date. Secondary market sales of book–entry interests in the Global Notes through Euroclear or Clearstream will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in same–day funds.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the Notes through Euroclear and Clearstream on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States or Taiwan.

In addition, because of time–zone differences, there may be problems with completing transactions involving Euroclear and Clearstream on the same business day as in the United States or Taiwan. U.S. or Taiwanese investors who wish to transfer their interests in the Notes, or make or receive a payment or delivery of the Notes, on a particularly day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Euroclear or Clearstream is used.

Euroclear and Clearstream will credit payments to the cash accounts of Euroclear participants or Clearstream customers in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Euroclear participant or Clearstream customer only in accordance with its relevant rules and procedures.

Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of the Notes among participants of Euroclear and Clearstream. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Taiwan Trading

Investors with a securities book-entry account with a Taiwan securities broker and a foreign currency deposit account with a Taiwan bank may request the approval of the Taiwan Depositary & Clearing Corporation (“TDCC”) to the settlement of the Notes through the account of TDCC with Euroclear or Clearstream and if such approval is granted by the TDCC, the Notes may be so cleared and settled. In such circumstances, TDCC will allocate the respective book-entry interest of such investor in the Notes to the securities book-entry account designated by the investor in the Taiwan. The Notes will be traded and settled pursuant to the applicable rules and operating procedures of TDCC and the TPEx as domestic bonds.

In addition, an investor may apply to TDCC (by filing in a prescribed form) to transfer the Notes in its own account with Euroclear or Clearstream to the TDCC account with Euroclear or Clearstream for trading in the domestic market or vice versa for trading in overseas markets.

For holders who hold their interest in the Notes through an account opened and held by TDCC with Euroclear or Clearstream, distributions of principal and/or interest for the Notes to such holders may be made by payment services banks whose systems are connected to TDCC to the foreign currency deposit accounts of the holders. Such payment is expected to be made on the second Taiwanese business day following TDCC’s receipt of such payment (due to time difference, the payment is expected to be received by TDCC one Taiwanese business day after the distribution date). However, when the holders will actually receive such distributions may vary depending upon the daily operations of the Taiwan banks with which the holder has the foreign currency deposit account.

Additional Notes

The Notes will be issued in the initial aggregate principal amount set forth above. Subject to the receipt of all necessary regulatory and listing approvals from applicable authorities in the ROC, including but not limited to TPEx, the Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional Notes (the “Additional Notes”) maturing on the same maturity date as the other Notes and having the same terms and conditions under the Indenture (including with respect to the Guarantors and the Guarantees) as the previously outstanding Notes in all respects (or in all respects except for the issue date and the amount and, in some cases, the date of the first payment of interest thereon) so that such Additional Notes shall be consolidated and form a single series with the previously outstanding Notes. Without limiting the foregoing, the Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional series of notes with additional or different terms and maturity dates than the Notes.

Optional Redemption

The Issuer may, at its option, redeem the Notes in whole or in part, upon not less than 30 nor more than 60 days’ prior notice, on each 23 July on or after 23 July 2016 at a redemption price equal to 100% of the aggregate principal amount of the Notes being redeemed plus accrued and unpaid interest on the principal amount being redeemed to (but excluding) the redemption date.

Unless the Issuer (and/or the Guarantors) defaults on payment of the redemption price, from and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption. On the Business Day prior to the redemption date, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in the Indenture) money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If fewer than all of the Notes are to be redeemed, the Trustee will select, not more than 60 days prior to the redemption date, the particular Notes or portions thereof for redemption from the outstanding Notes not previously called for redemption, on a pro rata basis, or by such method as the Trustee deems fair and appropriate; provided, however, that as long as the Notes are represented by one or more Global Notes, interests in the Notes shall be selected for redemption by Euroclear or Clearstream, as applicable, in accordance with its standard procedures therefor.

Optional Tax Redemption

The Notes may be redeemed at any time, at the Issuer’s or the Parent Guarantor’s option, as a whole, but not in part, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts (see “Description of Debt Securities and Guarantees” in the accompanying Prospectus), if any) to (but excluding) the redemption date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Issuer or any Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after 23 July 2015 (any such change or amendment, a “Change in Tax Law”), the Issuer (or if a payment were then due under a Guarantee, the relevant Guarantor) would be required to pay Additional Amounts, with respect to the Notes and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor) taking reasonable measures available to it. Additional Amounts are payable by the Issuer under the circumstances described under “Description of Debt Securities and Guarantees—Additional Amounts” in the accompanying Prospectus; provided, however, that the Notes may not be redeemed to the extent such Additional Amounts arise solely as a result of the Issuer assigning its obligations under the Notes to a Substitute Issuer, unless this assignment to a Substitute Issuer is undertaken as part of a plan of merger by Parent Guarantor.

Prior to the mailing of any notice of redemption pursuant to the foregoing, the Issuer or the relevant Guarantor will deliver to the Trustee an opinion of independent tax counsel of recognized standing to the effect that the Issuer or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result of a Change in Tax Law.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the Notes were then due.

The foregoing provisions shall apply mutatis mutandis to any successor person, after such successor person becomes a party to the Indenture.

Events of Default

The occurrence and continuance of one or more of the following events will constitute an “Event of Default” under the Indenture and under the Notes:

(a)	payment default—(i) the Issuer or a Guarantor fails to pay interest within 30 days from the relevant due date, or (ii) the Issuer or a Guarantor fails to pay the principal (or premium, if any) due on the Notes at maturity; provided that to the extent any such failure to pay principal or premium is caused by a technical or administrative error, delay in processing payments or events beyond the control of the Issuer or Guarantors, no Event of Default shall occur for three days following such failure to pay; provided further that, in the case of a redemption payment, no Event of Default shall occur for 30 days following a failure to make such payment;

(b)	breach of other material obligations—the Issuer or a Guarantor defaults in the performance or observance of any of its other material obligations under or in respect of the Notes or the Indenture and such default remains unremedied for 90 days after a written notice has been given to the Issuer and the Parent Guarantor by the Trustee or to the Issuer, the Parent Guarantor and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes, specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Notes;

(c)	cross-acceleration—any obligation for the payment or repayment of borrowed money having an aggregate outstanding principal amount of at least €100,000,000 (or its equivalent in any other currency) of the Issuer or a Guarantor becomes due and payable prior to its stated maturity by reason of a default and is not paid within 30 days;

(d)	bankruptcy or insolvency—a court of competent jurisdiction commences bankruptcy or other insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary under the applicable laws of their respective jurisdictions of incorporation, or the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary applies for or institutes such proceedings or offers or makes an assignment for the benefit of its creditors generally, or a third party institutes bankruptcy or insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary and such proceedings are not discharged or stayed within 90 days;

(e)	impossibility due to government action—any governmental order, decree or enactment shall be made in or by Belgium or the jurisdiction of incorporation of a Guarantor that is a Significant Subsidiary whereby the Issuer, the Parent Guarantor, or such Guarantor that is a Significant Subsidiary is prevented from observing and performing in full its obligations as set forth in the terms and conditions of the Notes and the Guarantees, respectively, and this situation is not cured within 90 days; or

(f)	invalidity of the Guarantees—the Guarantees provided by the Parent Guarantor or a Guarantor that is a Significant Subsidiary cease to be valid and legally binding for any reason whatsoever or the Parent Guarantor or a Guarantor that is a Significant Subsidiary seeks to deny or disaffirm its obligations under the Guarantee.

If an Event of Default occurs and is continuing with respect to the Notes, then, unless the principal of all of the Notes shall already have become due and payable (in which case no action is required for the acceleration of the Notes), the Holders of not less than 25% in aggregate principal amount of Notes then outstanding, by written notice to the Issuer, the Parent Guarantor and the Trustee as provided in the Indenture, may declare the entire principal of all the Notes, and the interest accrued thereon, to be due and payable immediately, provided, however, that if an Event of Default specified in paragraph (d) above with respect to the Notes at the time outstanding occurs, the principal amount of the Notes shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Under certain circumstances, the Holders of a majority in aggregate principal amount of the Notes then outstanding may, by written notice to the Issuer and the Trustee as provided in the Indenture, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the indenture at the request of any Holders unless the Holders offer the Trustee reasonable protection from costs, expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding seeking any remedy available to the Trustee. These majority Holders may also direct the Trustee in performing any other action under the Indenture, so long as such direction would not involve the Trustee in personal liability.

Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	The Trustee must be given written notice that an event of default has occurred and remains uncured.

•	The Holders of not less than 25% in principal amount of all outstanding Notes must make a written request that the Trustee institute proceedings because of the default, and must offer indemnity and/or security satisfactory to the Trustee against the costs, expenses and liabilities of taking such request.

•	The Trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

•	No direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of the majority in principal amount of the outstanding Notes.

•	However, you are entitled at any time to bring a lawsuit for the payment of money due on your security on or after its due date.

We will furnish to the Trustee every year a written statement of certain of our officers and directors, certifying that, to their knowledge, we are in compliance with the Indenture and the Notes, or else specifying any default.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the Trustee and to make or cancel a declaration of acceleration.

Legal Status of the Issuer

The Issuer may at any time, in its sole discretion, convert from a Delaware corporation to a Delaware limited liability company pursuant to Section 266 of the Delaware General Corporation Law or any other applicable Delaware law that provides that the limited liability company resulting from such conversion shall be deemed to be the same entity as the corporation. The Issuer may so convert without being required to give any notice to Holders or advance notice to the Trustee.

Modifications and Amendment

The Issuer, the Guarantors and the Trustee may execute agreements adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental agreement or modifying in any manner the rights of the Holders under the Notes or the Guarantees only with the consent of the Holders of not less than a majority in aggregate principal amount of the notes then outstanding (irrespective of series) that would be affected by the proposed modification or amendment; provided that no such agreement shall (a) change the maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount or the interest thereof, or extend the time of payment of any installment of interest thereon, or change the currency of payment of principal of, or interest on, any Note, or change the Issuer’s or a Guarantor’s obligation to pay Additional Amounts, impair or affect the right of any Holder to institute suit for the enforcement of any such payment on or after the due date thereof (or in the case of redemption on or after the redemption date) or change in any manner adverse to the interests of the Holders the terms and provisions of the Guarantees in respect of the due and punctual payment of principal amount of the Notes then outstanding plus accrued and unpaid interest (and all Additional Amounts, if any) without the consent of the Holder of each Note so affected; or (b) reduce the aforesaid percentage of notes, the consent of the Holders of which is required for any such agreement, without the consent of all of the Holders of the affected series of the notes then outstanding. To the extent that any changes directly affect fewer than all the series of the notes issued under the Indenture, only the consent of the Holders of notes of the relevant series (in the respective percentages set forth above) will be required.

The Issuer, the Guarantors and the Trustee may, without the consent of the Holders, from time to time execute agreements or amendments or enter into an indenture or indentures supplemental thereto (including in respect of one series of notes only) for one or more of the following purposes:

•	to convey, transfer, assign, mortgage or pledge any property or assets to the Trustee or another person as security for the Notes;

•	to evidence the succession of another person to the Issuer or any Guarantors, or successive successions, and the assumption by the successor person of the covenants of the Issuer or any of the Guarantors, pursuant to the Indenture and the Notes;

•	to evidence and provide for the acceptance of appointment of a successor or successors to the Trustee in any of its capacities and to add to or change any of the provisions of the Indenture to facilitate the administration of the trusts created thereunder by more than one trustee;

•	to add to the covenants of the Issuer or the Guarantors, for the benefit of the Holders of the Notes issued under the Indenture, or to surrender any rights or powers conferred on the Issuer or the Guarantors in the Indenture;

•	to add any additional events of default for the benefit of the Holders of the Notes;

•	to add to, change or eliminate any of the provisions of the Indenture in respect of the Notes, provided that any such addition, change or elimination (A) shall neither (i) apply to any Note created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Note with respect to such provision or (B) shall become effective only when there is no such Note outstanding;

•	to modify the restrictions on and procedures for, resale and other transfers of the Notes pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally;

•	to provide for the issues of securities in exchange for one or more series of outstanding debt securities;

•	to provide for the issuance and terms of any particular series of securities, the rights and obligations of the Guarantors and the holders of the securities of such series, the form or forms of the securities of such series and such other matters in connection therewith as the Issuer and the Guarantors shall consider appropriate, including, without limitation, provisions for (a) additional or different covenants, restrictions or conditions applicable to such series, (b) additional or different events of default in respect of such series, (c) a longer or shorter period of grace and/or notice in respect of any provision applicable to such series than is otherwise provided, (d) immediate enforcement of any event of default in respect of such series or (e) limitations upon the remedies available in respect of any events of default in respect of such series or upon the rights of the holders of securities of such series to waive any such event of default;

•	(a) to cure any ambiguity or to correct or supplement any provision contained in the Indenture, the Notes or the Guarantees, or in any supplemental agreement, which may be defective or inconsistent with any other provision contained therein or in any supplemental agreement, (b) to eliminate any conflict between the terms thereof and the Trust Indenture Act or (c) to make such other provision in regard to matters or questions arising under the Indenture or under any supplemental agreement as the Issuer may deem necessary or desirable and which will not adversely affect the interests of the Holders to which such provision relates in any material respect;

•	to “reopen” the Notes and create and issue additional Notes having identical terms and conditions as the Notes (or in all respects except for the issue date, issue price, first interest accrual date and first interest payment date) so that the additional notes are consolidated and form a single series with the outstanding Notes;

•	to add any Subsidiary of the Parent Guarantor as a Guarantor with respect to any series of notes, subject to applicable regulatory or contractual limitations relating to such subsidiary’s Guarantee;

•	to provide for the release and termination of any Subsidiary Guarantor’s Guarantee in the circumstances described under “Description of Debt Securities and Guarantees—Guarantees” in the Prospectus;

•	to provide for any amendment, modification or alteration of any Subsidiary Guarantor’s Guarantee and the limitations applicable thereto in the circumstances described under “Description of Debt Securities and Guarantees—Guarantees” in the Prospectus; or

•	to make any other change that does not materially adversely affect the interests of the holders of the notes affected thereby.

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

SELLING

We and Deutsche Bank AG, Taipei Branch (the “Manager”) have entered into a purchase and pricing agreement with respect to the Notes (the “Pricing Agreement”). The Manager has agreed to purchase the principal amount of Notes set out below.

Manager	Principal Amount of Notes
Deutsche Bank AG, Taipei Branch	$565,000,000

Total	$565,000,000

The Manager has agreed to take and pay for all of the Notes being sold pursuant to the Pricing Agreement if any of such Notes are purchased, subject to certain conditions.

Each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC are acting as co-structuring agents (the “Co-Structuring Agents”). The Co-Structuring Agents are not licensed or regulated entities in the ROC and have not and will not engage in the offer or sale of the Notes or in any other marketing activity with respect to the Notes. The Co-Structuring Agents were engaged solely to provide assistance to us in connection with the structuring of the offering transaction in relation to the Notes. We will pay an aggregate fee of $1,130,000 (the “Structuring Fee”) to the Co-Structuring Agents in connection with the assistance that they provided to us in connection with the structuring of the offering transaction in relation to the Notes.

The Notes are a new issue of securities with no established trading market. Application will be made to the TPEx for the listing of, and permission to deal in, the Notes by way of debt issues to professional institutional investors as defined under Paragraph 2, Article 19–7 of the Regulations Governing Securities Firms of the ROC only and such permission is expected to become effective on 23 July 2015. No assurance can be given that the Notes will be listed on the TPEx, and if so listed, the listing does not assure that a trading market for the Notes will develop. We have been advised by the Manager that the Manager intends to make a market in the Notes, to the extent permitted by law, but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of, or trading markets for, the Notes.

The Issuer and the Parent Guarantor have agreed to indemnify the Manager and the Co-Structuring Agents against certain liabilities, including liabilities under the Securities Act.

The Manager proposes to offer the Notes initially at the offering prices on the cover page of this Prospectus Supplement. After the initial public offering of the Notes, the Manager may change the public offering price of the Notes for subsequent secondary market selling. The offering of the Notes by the Manager is subject to receipt and acceptance and subject to the Manager’s right to withdraw, cancel, modify offers to investors and to reject any order in whole or in part.

We estimate that our total expenses of the offering, excluding managing commissions and the Structuring Fee, will be approximately $375,000.

The Manager and the Co-Structuring Agents and their respective affiliates have, from time to time, performed, and may in the future perform various financial advisory, commercial banking and investment banking services for us, for which they received or will receive customary fees and expenses. These transactions and services are carried out in the ordinary course of business.

In addition, in the ordinary course of its business activities, the Manager and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the Manager or its affiliates have a lending relationship with us, the Manager may hedge its credit exposure to us consistent with its customary risk management policies. Typically, the Manager and its affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The Manager and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We expect that delivery of the notes will be made to investors on or about 23 July 2015 (such settlement being referred to as “T+10”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities prior to the tenth business day before the delivery of the securities will be required, by virtue of the fact that the securities initially will settle in T+10, to specify any alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the securities who wish to make such trades should consult their own advisors.

Selling Restrictions

Republic of China (Taiwan):

These Notes have not been, and shall not be, offered, sold or re–sold, directly or indirectly, to investors other than “professional institutional investors” as defined under Paragraph 2, Article 19–7 of the Regulations Governing Securities Firms of the ROC, which currently include: overseas or domestic banks, insurance companies, bills finance companies, securities firms, fund management companies, government investment institutions, government funds, pension funds, mutual funds, unit trusts, securities investment trust enterprises, securities investment consulting enterprises, trust enterprises, futures commission merchants, futures service enterprises, and other institutions approved by the Financial Supervisory Commission of the ROC.

Other jurisdictions:

The Manager has represented and agreed that with respect to any other jurisdiction, it has not offered or sold and will not offer or sell any of the Notes in any jurisdiction, except under circumstances that resulted or will result in compliance with the applicable rules and regulations of such jurisdiction.

TAXATION

Supplemental Discussion of United States Taxation

See “Tax Considerations—United States Taxation” in the accompanying Prospectus dated 21 December 2012 for a description of material United States federal income tax consequences of owning the Notes.

The following discussion supplements, and, to the extent inconsistent, supersedes the discussion in the accompanying Prospectus. Notwithstanding that the Notes are due to mature more than 30 years from the date they are issued (so that the maturity date will occur on a business day), the description of the material United States federal income tax consequences of owning debt securities set forth in the accompanying Prospectus under “Tax Considerations—United States Taxation” is applicable to such Notes.

You should consult your own tax advisor concerning the United States federal income tax consequences to you of acquiring, owning, and disposing of the Notes, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in United States federal or other tax laws.

The Notes should be treated as fixed rate debt securities for United States federal income tax purposes. See “Tax Considerations—United States Taxation” in the accompanying Prospectus for more information.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

A 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or certain foreign financial institutions, investment funds and other non-US persons receiving payments on your behalf if you or such persons fail to comply with information reporting requirements. Such payments will include US-source interest and the gross proceeds from the sale or other disposition of notes that can produce US-source interest. Payments of interest that you receive in respect of the Notes could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold the Notes through a non-US person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). Payments of gross proceeds from a sale or other disposition of the Notes could also be subject to FATCA withholding unless such disposition occurs before 1 January 2017. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

We will not pay any additional amounts in respect of FATCA withholding, so if this withholding applies, you will receive significantly less than the amount that you would have otherwise received with respect to your Notes. Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay the holder’s receipt of any amounts withheld.

Legal Status of the Issuer

This paragraph replaces the second paragraph of the discussion set forth under “Tax Considerations—United States Taxation—Substitution of the Issuer and Discharge of Indenture” in the accompanying Prospectus.

The Issuer may, at its election in the future, convert from a Delaware corporation to a Delaware limited liability company as described in “Description of the Notes—Legal Status of the Issuer” above. If the Issuer does elect to undertake the conversion, then, based on the expected terms of such conversion, such an event should not be treated as a taxable exchange for United States federal income tax purposes (therefore there should be no change in the treatment of any interest or gain on the Notes) so long as there is no change in payment expectations, and we expect that there would be no such change. However, it is possible that circumstances could change such that we would take a contrary position, or alternatively, it is possible that the IRS, and a court, could make a contrary determination as to the tax consequences of the conversion. In either of such cases, a holder of the Notes would generally recognize gain or loss for United States federal income tax purposes, which gain could be taxable—please see “Tax Considerations—United States Taxation” in the accompanying Prospectus for more information. In addition, under these circumstances and assuming the Notes continue to be traded on an established securities market within the meaning of Section 1273 of the Internal Revenue Code of 1986 and the regulations thereunder, the Notes would be deemed to be re-issued on the date of conversion with an issue price equal to their fair market value at the time of the conversion. There may be other tax consequences to holders in these circumstances. We urge you to consult your own tax advisor. We do not provide any indemnity to holders of Notes in respect of this conversion, and accordingly, would not provide any indemnity for the tax consequences arising from this conversion.

Republic of China (Taiwan) Taxation

The following is a general description of the principal Taiwanese tax consequences for investors receiving interest in respect of, or disposing of, the Notes and is of a general nature based on the issuers’ understanding of current law and practice.

This general description is based upon the law as in effect on the date of this Prospectus Supplement and that the Notes will be issued, offered, sold and re–sold to professional institutional investors as defined under Paragraph 2, Article 19–7 of the Regulations Governing Securities Firms of the ROC only. This description is subject to change potentially with retroactive effect. Investors should appreciate that, as a result of changing law or practice, the tax consequences may be otherwise than as stated below. Investors should consult their professional advisers on the possible tax consequences of subscribing for, purchasing, holding or selling the Notes under the laws of their countries of citizenship, residence, ordinary residence or domicile.

Interest on the Notes

As we, the issuer of the Notes, are not a Taiwan statutory tax withholder, there is no Taiwan withholding tax on the interest to be paid on the Notes.

Taiwan corporate holders must include the interest receivable under the Notes as part of their taxable income and pay income tax at a flat rate of 17% (unless the total taxable income for a fiscal year is under NT $120,000), as they are subject to income tax on their worldwide income on an accrual basis. The alternative minimum tax (“AMT”) is not applicable.

Non-Taiwan corporate holders are subject to Taiwan income tax on Taiwan–sourced income only and the interest receivable under the Notes is not Taiwan–sourced income. Hence non–Taiwan corporate holders have no Taiwan income tax issue with the interest receivable under the Notes. AMT does not apply either.

Sale of the Notes

In general, the sale of corporate bonds or financial bonds is subject to a 0.1% securities transaction tax (“STT”) on the transaction price. However, Article 2–1 of the Securities Transaction Tax Act of the ROC prescribes that STT will cease to be levied on the sale of corporate bonds and financial bonds for seven years from 1 January 2010 to 31 December 2016. Therefore, the sale of the Notes will be exempt from STT if the sale is conducted on or before 31 December 2016. Starting from 1 January 2017, any sale of the Notes will be subject to STT at 0.1% of the transaction price, unless otherwise provided by the tax laws that may be in force at that time.

Capital gains generated from the sale of bonds are deemed Taiwan–sourced income but exempt from income tax. Accordingly, Taiwan corporate holders are not subject to income tax on any capital gains generated from the sale of the Notes. However, Taiwan corporate holders should include the capital gains in calculating their basic income for the purpose of calculating their AMT. If the amount of the AMT exceeds the annual income tax calculated pursuant to the Income Tax Act of the ROC, the excess becomes the Taiwan corporate holders’ AMT payable. Capital losses, if any, incurred by such holders could be carried over five years to offset against capital gains of the same category of income for the purposes of calculating their AMT.

Non–Taiwan corporate holders with a fixed place of business (e.g., a branch) or a business agent in Taiwan are not subject to income tax on any capital gains generated from the sale of the Notes. However, their fixed place of business or business agent should include any such capital gains in calculating their basic income for the purpose of calculating AMT.

As to non–Taiwan corporate holders without a fixed place of business or a business agent in Taiwan, they are not subject to income tax or AMT on any capital gains generated from the sale of the Notes.

Belgian Taxation

The following is a general description of the principal Belgian tax consequences for investors receiving interest in respect of, or disposing of, the Notes and is of a general nature based on the issuers’ understanding of current law and practice.

This general description is based upon the law as in effect on the date of this Prospectus Supplement and is subject to change potentially with retroactive effect. Investors should appreciate that, as a result of changing law or practice, the tax consequences may be otherwise than as stated below. Investors should consult their professional advisers on the possible tax consequences of subscribing for, purchasing, holding or selling the Notes under the laws of their countries of citizenship, residence, ordinary residence or domicile.

Withholding Tax and Income Tax

For Belgian tax purposes, the following amounts are qualified and taxable as “interest”: (i) periodic interest income, (ii) amounts paid by the Issuer in excess of the issue price (whether or not on the maturity date), and (iii) in case of a realization of the Notes between two interest payment dates, the pro rata of accrued interest corresponding to the detention period. For the purposes of the following paragraphs, any such gains and accrued interest are therefore referred to as interest.

For Belgian tax purposes, if interest is in a foreign currency, it is converted into euro on the date of payment or attribution.

For the purposes of the summary of the principal Belgian tax consequences for investors, a resident investor is:

•	an individual subject to Belgian personal income tax, i.e. an individual having its domicile or seat of wealth in Belgium or assimilated individuals for purposes of Belgian tax law;

•	a corporation (as defined by Belgian tax law) subject to Belgian corporate income tax, i.e. a company having its registered seat, principal establishment, administrative seat or effective place of management in Belgium; or

•	a legal entity subject to the Belgium tax on legal entities, i.e. a legal entity other than a company subject to Belgian corporate income tax having its registered seat, principal establishment, administrative seat or effective place of management in Belgium.

A non-resident investor is any individual, company or legal entity that does not fall into any of the three previous classes.

Tax rules applicable to individuals resident in Belgium

Individuals who are Belgian residents for tax purposes, i.e. who are subject to the Belgian personal income tax (Personenbelasting/Impôt des personnes physiques) and who hold the Notes as a private investment, are in Belgium subject to the following tax treatment with respect to the Notes.

Other tax rules apply to Belgian resident individuals who do not hold the Notes as a private investment.

Payments of interest on the Notes made through a paying agent in Belgium will in principle be subject to a 25 per cent. withholding tax in Belgium (calculated on the interest received after deduction of any non-Belgian withholding taxes). The Belgian withholding tax constitutes the final income tax for Belgian resident individuals. This means that they do not have to declare the interest obtained on the Notes in their personal income tax return, provided Belgian withholding tax was levied on these interest payments.

However, if the interest is paid outside Belgium without the intervention of a Belgian paying agent, the interest received (after deduction of any non-Belgian withholding tax) must be declared in the personal income tax return and will be taxed at a flat rate of 25 per cent.

Capital gains realized on the sale of the Notes are in principle tax exempt, unless the capital gains are realized outside the scope of the normal management of one’s private estate or unless the capital gains qualify as interest (as defined above). Capital losses are in principle not tax deductible.

Belgian resident companies

Corporations Noteholders who are Belgian residents for tax purposes, i.e. who are subject to Belgian Corporate Income Tax (Vennootschapsbelasting/Impôt des sociétés) are in Belgium subject to the following tax treatment with respect to the Notes.

Interest derived by Belgian corporate investors on the Notes and capital gains realized on the Notes will be subject to Belgian corporate income tax. The current normal corporate income tax rate in Belgium is 33.99 per cent. If the income has been subject to a foreign withholding tax, a foreign tax credit will be applied on the Belgian tax due. For interest income, the foreign tax credit is generally equal to a fraction where the numerator is equal to the foreign tax and the denominator is equal to 100 minus the rate of the foreign tax, up to a maximum of 15/85 of the net amount received (subject to some further limitations). Capital losses are in principle tax deductible.

Interest payments on the Notes made through a paying agent in Belgium to Belgian corporate investors will generally be subject to Belgian withholding tax, currently at a rate of 25 per cent. However, an exemption may apply provided that certain formalities are complied with. The Belgian withholding tax that has been levied is creditable in accordance with the applicable legal provisions.

Other Belgian legal entities

Other legal entities Noteholders who are Belgian residents for tax purposes, i.e. who are subject to Belgian tax on legal entities (Rechtspersonenbelasting/Impôt des personnes morales) are in Belgium subject to the following tax treatment with respect to the Notes.

Payments of interest on the Notes made through a paying agent in Belgium will in principle be subject to a 25 per cent. withholding tax in Belgium and no further tax on legal entities will be due on the interest.

However, if the interest is paid outside Belgium without the intervention of a Belgian paying agent and without the deduction of Belgian withholding tax, the legal entity itself is responsible for the declaration and payment of the 25 per cent. withholding tax.

Capital gains realized on the sale of the Notes are in principle tax exempt, unless the capital gain qualifies as interest (as defined). Capital losses are in principle not tax deductible.

Organizations for Financing Pensions

Belgian pension fund entities that have the form of an OFP are subject to Belgian Corporate Income Tax (Vennootschapsbelasting/Impôt des sociétés). OFPs are in Belgium subject to the following tax treatment with respect to the Notes.

Interest derived by OFP Noteholders on the Notes and capital gains realized on the Notes will be exempt from Belgian Corporate Income Tax.

Any Belgian withholding tax that has been levied is creditable in accordance with the applicable legal provisions.

Belgian non-residents

The interest income on the Notes paid through a professional intermediary in Belgium will, in principle, be subject to a 25 per cent. withholding tax, unless the Noteholder is resident in a country with which Belgium has concluded a double taxation agreement and delivers the requested affidavit. If the income is not collected through a financial institution or other intermediary established in Belgium, no Belgian withholding tax is due.

Non-resident investors that do not hold the Notes through a Belgian establishment can also obtain an exemption of Belgian withholding tax on interest from the Notes paid through a Belgian credit institution, a Belgian stock market company or a Belgian-recognized clearing or settlement institution, provided that they deliver an affidavit to such institution or company confirming (i) that the investors are non-residents, (ii) that the Notes are held in full ownership or in usufruct and (iii) that the Notes are not held for professional purposes in Belgium.

The non-residents who use the Notes to exercise a professional activity in Belgium through a permanent establishment are subject to the same tax rules as the Belgian resident companies (see above). Non-resident Noteholders who do not allocate the Notes to a professional activity in Belgium and who do not hold the Notes through a Belgian establishment are not subject to Belgian income tax, save, as the case may be, in the form of withholding tax.

Tax on Stock Exchange Transactions

A stock exchange tax (Taxe sur les opérations de bourse/Taks op de beursverrichtingen) will be levied on the purchase and sale in Belgium of the Notes on a secondary market through a professional intermediary. The rate applicable for secondary sales and purchases in Belgium through a professional intermediary is 0.09 per cent. with a maximum amount of €650 per transaction and per party. The tax is due separately from each party to any such transaction, i.e. the seller (transferor) and the purchaser (transferee), both collected by the professional intermediary.

However, the tax referred to above will not be payable by exempt persons acting for their own account, including investors who are Belgian non-residents provided they deliver an affidavit to the financial intermediary in Belgium confirming their non-resident status and certain Belgian institutional investors, as defined in Article 126/1, 2° of the Code of various duties and taxes (Code des droits et taxes divers/Wetboek diverse rechten en taksen).

European Directive on Taxation of Savings Income in the Form of Interest Payments

The Savings Directive has been implemented in Belgium by the law of 17 May 2004. The Savings Directive entered into force on 1 July 2005.

Individuals not resident in Belgium

Interest paid or collected through Belgium on the Notes and falling under the scope of application of the Savings Directive will be subject to the Disclosure of Information Method (as defined in the section “—EU Savings Directive 2003/48/EC” below).

Individuals resident in Belgium

An individual resident in Belgium will be subject to the provisions of the Savings Directive, if he receives interest payments from a paying agent (within the meaning of the Savings Directive) established in another EU Member State, Switzerland, Liechtenstein, Andorra, Monaco, San Marino, Bonaire, Curacao, Saba, Sint Eustatius, Sint Maarten (formerly the Netherlands Antilles), Aruba, Guernsey, Jersey, the Isle of Man, Montserrat, the British Virgin Islands, Anguilla, the Cayman Islands or the Turks and Caicos Islands.

If the interest received by an individual resident in Belgium has been subject to a Source Tax (as defined in the section “—EU Savings Directive” below), such Source Tax does not liberate the Belgian individual from declaring the interest income in the personal income tax declaration. The Source Tax will be credited against the personal income tax. If the Source Tax withheld exceeds the personal income tax due, the excessive amount will be reimbursed, provided it reaches a minimum of €2.5.

Luxembourg Taxation

The following is of a general nature only and is based on the laws presently in force in Luxembourg, though it is not intended to be, nor should it be construed to be, legal or tax advice. Prospective investors in the Notes should therefore consult their own professional advisers as to the effects of state, local or foreign laws, including Luxembourg tax law, to which they may be subject.

Please be aware that the residence concept used under the respective headings below applies for Luxembourg income tax assessment purposes only. Any reference in the present section to a tax, duty, levy, impost or other charge or withholding of a similar nature, or to any other concepts, refers to Luxembourg tax law and/or concepts only. Also, please note that a reference to Luxembourg income tax encompasses corporate income tax

(impôt sur le revenu des collectivités), municipal business tax (impôt commercial communal), a solidarity surcharge (contribution au fonds pour l’emploi), a temporary tax to balance the state budget (impôt d’équilibrage budgétaire temporaire) as well as personal income tax (impôt sur le revenu) generally. Investors may further be subject to net wealth tax (impôt sur la fortune) as well as other duties, levies or taxes. Corporate income tax, municipal business tax as well as the solidarity surcharge invariably apply to most corporate taxpayers resident in Luxembourg for tax purposes. Individual taxpayers are generally subject to personal income tax, the solidarity surcharge and the temporary tax to balance the state budget. Under certain circumstances, where an individual taxpayer acts in the course of the management of a professional or business undertaking, municipal business tax may apply as well.

A holder of Notes will not become resident, or be deemed to be resident, in Luxembourg by reason only of the holding of the Notes, or the execution, performance, delivery and/or enforcement of the Notes.

Withholding Tax

Taxation of Luxembourg non-residents

Under Luxembourg tax law currently in force there is no Luxembourg withholding tax on payments of principal, premium or interest (including accrued but unpaid interest) made to non-resident holders of the Notes. There is also no Luxembourg withholding tax upon repayment of principal in case of reimbursement, redemption, repurchase or exchange of the Notes held by non-resident holders of the Notes.

Pursuant to the law dated 25 November 2014 amending the laws of 21 June 2005 (such laws of 21 June 2005, as amended, hereinafter being defined as the “Laws”) implementing Council Directive 2003/48/EC on the taxation of savings income in the form of interest payments (the “Savings Directive”) and ratifying the treaties entered into by Luxembourg and certain dependent and associated territories of European Union member states (the “Territories”), Luxembourg adopted the automatic exchange of information as foreseen under the Savings Directive.

Consequently, since 1 January 2015 no withholding tax is levied under the Laws on interest payments (including accrued but unpaid interest) made by a paying agent established in Luxembourg to or for the immediate benefit of an individual beneficial owner or a residual entity, as defined by the Laws, which is a resident of, or established in, a Member State (other than Luxembourg) or one of the Territories.

Taxation of Luxembourg residents

Under Luxembourg general tax laws currently in force and subject to the law of 23 December 2005, as amended (the “Relibi Law”), there is no withholding tax on payments of principal, premium or interest made to Luxembourg resident holders of Notes, nor on accrued but unpaid interest in respect of Notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of Notes held by Luxembourg resident holders of Notes.

Under the Relibi Law, interest payments or similar income made or ascribed by Luxembourg paying agents (defined in the same way as in the Laws) to or for the immediate benefit of Luxembourg individual residents or to certain foreign residual entities (defined in the same way as in the Savings Directive) that secure interest payments on behalf of such individuals (unless such residual entities have opted either to be treated as an undertaking for collective investments in transferable securities (UCITS) recognised in accordance with the Council Directive 85/611/EEC, as replaced by the European Council Directive 2009/65/EC, as amended, or for the exchange of information regime) are subject to a 10 per cent. withholding tax (the “10 per cent. Luxembourg Withholding Tax”). The 10 per cent. Luxembourg Withholding Tax will be in full discharge of income tax if the beneficial owner is an individual acting in the course of the management of his/her private wealth. Responsibility for the withholding of the tax will be assumed by the Luxembourg paying agent.

In addition, pursuant to the Relibi Law, Luxembourg resident individuals can opt to self-declare and pay a 10 per cent. tax (the “10 per cent. Tax”) on payment of interest or similar incomes made or ascribed by paying agents located in a Member State of the European Union other than Luxembourg, a Member State of the European Economic Area or in a State or territory which has concluded an agreement directly relating to the Savings Directive on the taxation of savings income.

The 10 per cent. Tax is final when Luxembourg resident individuals are acting in the context of the management of their private wealth.

Income Taxation of the Holders of Notes

Taxation of Luxembourg non-residents

A non-resident holder of Notes, not having a permanent establishment or permanent representative in Luxembourg to which/whom such Notes are attributable, is not subject to Luxembourg income tax on interest accrued or received, redemption premiums or issue discounts, under the Notes. A gain realised by such non-resident holder of Notes on the sale or disposal, in any form whatsoever, of the Notes is further not subject to Luxembourg income tax.

A non-resident corporate holder of Notes or an individual holder of Notes acting in the course of the management of a professional or business undertaking, who has a permanent establishment or permanent representative in Luxembourg to which or to whom such Notes are attributable, is subject to Luxembourg income tax on interest accrued or received, redemption premiums or issue discounts, under the Notes and on any gains realised upon the sale or disposal, in any form whatsoever, of the Notes.

Taxation of Luxembourg residents

Holders of Notes who are residents of Luxembourg will not be liable for any Luxembourg income tax on repayments of principal except, under certain circumstances, if the repayment proceeds converted into euro exceed the historical acquisition value denominated in euros.

Luxembourg resident individuals

Luxembourg resident individuals, acting in the course of their private wealth, are subject to Luxembourg income tax on interest accrued or received, redemption premiums or issue discounts, under the Notes except if (i) the 10 per cent. Luxembourg Withholding Tax has been levied, or (ii) the individual holder of Notes has opted for the 10 per cent. Tax. The 10 per cent. Tax or the 10 per cent. Luxembourg Withholding Tax represent the final tax liability on interest received for the Luxembourg resident individuals receiving the interest payment in the course of the management of their private wealth and can be reduced in consideration of foreign withholding tax, based on double tax treaties concluded by Luxembourg. Individual Luxembourg resident holders of Notes receiving the interest as business income must include this interest in their taxable basis; if applicable, the 10 per cent. Tax or the 10 per cent. Luxembourg Withholding Tax levied will be credited against their final income tax liability.

Luxembourg resident individual holders of Notes are not subject to taxation on capital gains upon the disposal of the Notes, unless the disposal of the Notes precedes the acquisition of the Notes or the Notes are disposed of within six months of the date of acquisition of the Notes. However, upon the sale, redemption or exchange of the Notes, accrued but unpaid interest will be subject to the 10 per cent. Luxembourg Withholding Tax or to the 10 per cent. Tax if the Luxembourg resident individuals opt for the 10 per cent. Tax. Individual Luxembourg resident holders of Notes receiving the interest as business income must include the portion of the price corresponding to this interest in their taxable income; if applicable, the 10 per cent. Luxembourg Withholding Tax levied will be credited against their final income tax liability.

Luxembourg resident companies

Luxembourg resident joint stock companies (sociétés de capitaux) and other entities of a collective nature (organismes à caractère collectif) which are holders of Notes and which are subject to corporate taxes in Luxembourg without the benefit of a special tax regime in Luxembourg or foreign entities of the same type which have a permanent establishment or a permanent representative in Luxembourg with which the holding of the Notes is connected, must include in their taxable income any interest (including accrued but unpaid interest) and in case of sale, repurchase, redemption or exchange, the difference between the sale, repurchase, redemption or exchange price (received or accrued) converted into euros and the euro book value of the Notes sold, repurchased, redeemed or exchanged.

Luxembourg resident companies benefiting from a special tax regime

A corporate holder of Notes that is governed by the law of 11 May 2007 on family estate management companies, as amended, or by the law of 17 December 2010 on undertakings for collective investment, as amended, or by the law of 13 February 2007 on specialised investment funds, as amended, is neither subject to Luxembourg income tax in respect of interest accrued or received, any redemption premium or issue discount, nor on gains realised on the sale or disposal, in any form whatsoever, of the Notes.

Net Wealth Tax

A corporate holder of Notes, whether it is resident of Luxembourg for tax purposes or, if not, it maintains a permanent establishment or a permanent representative in Luxembourg to which/whom such Notes are attributable, is subject to Luxembourg wealth tax assessed on the euro market value of such Notes, except if the holder of Notes is governed by (i) the law of 11 May 2007 on family estate management companies, as amended, or by (ii) the law of 17 December 2010 on undertakings for collective investment, as amended, or by (iii) the law of 13 February 2007 on specialised investment funds, as amended, or by (iv) the law of 22 March 2004 on securitisation companies, as amended, or by (v) the law of 15 June 2004 on venture capital vehicles, as amended.

An individual holder of Notes, whether he/she is resident of Luxembourg or not, is not subject to Luxembourg wealth tax on such Notes.

Other Taxes

There is no Luxembourg registration tax, stamp duty or any other similar tax or duty payable in Luxembourg by holders of Notes as a consequence of the issuance of the Notes, nor will any of these taxes be payable as a consequence of a subsequent transfer, repurchase or redemption of the Notes unless the documents relating to the Notes are voluntarily registered in Luxembourg. Proceedings in a Luxembourg court or the presentation of documents relating to the Notes, other than the Notes themselves, to an autorité constituée or the reference to the documents relating to the Notes in a public deed may require registration of the documents, in which case the documents will be subject to registration duties depending on the nature of the documents.

There is no Luxembourg VAT payable in respect of payments in consideration for the issuance of the Notes or in respect of the payment of interest or principal under the Notes or the transfer of the Notes.

Luxembourg VAT may, however, be payable in respect of fees charged for certain services rendered to the relevant Issuer, if for Luxembourg VAT purposes such services are rendered or are deemed to be rendered in Luxembourg and an exemption from Luxembourg VAT does not apply with respect to such services.

No Luxembourg inheritance taxes are levied on the transfer of the Notes upon death of a holder of Notes in cases where the deceased was not a resident of Luxembourg for inheritance tax purposes. No Luxembourg gift tax will be levied on the transfer of the Notes by way of gift unless the gift is registered in Luxembourg.

EU Savings Directive 2003/48/EC

The following paragraphs are general summaries only and are not intended to constitute a complete analysis of all potential tax consequences relating to the ownership of Notes. Prospective investors should consult their own tax advisers concerning the consequences of an investment in the Notes in their particular circumstances.

Under the Savings Directive, Member States are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a paying agent located within its jurisdiction to, or for the benefit of, an individual resident or certain entities called “residual entities” (as defined in article 4.2 of the Savings Directive) established in that other Member State (hereinafter also referred to as the “Disclosure of Information Method”). However, for a transitional period, Austria is instead required (unless during that period it elects otherwise) to operate a withholding system (referred to as “Source Tax”) in relation to such payments, deducting tax a rate of 35 per cent. (the ending of such transitional period mentioned above being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries).

A number of non-EU countries, and certain dependent or associated territories of certain Member States, have adopted similar measures (either provision of information or transitional withholding) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in a Member State. In addition, the Member States have entered into provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to, or collected by such a person for, an individual resident or certain limited types of entity established in one of those territories.

The Savings Directive has been amended by the EC Council Directive 2014/48/EU which was published on 15 April 2014 (the “Amending Directive”). The Amending Directive broadens the scope of the requirements described in the first paragraph above. Member States have until 1 January 2016 to adopt the national legislation necessary to comply with the Amending Directive and are required to apply these new requirements from 1 January 2017. The changes made under the Amending Directive include extending the scope of the Savings Directive to payments made to, or collected for, certain other entities and legal arrangements. They also broaden the definition of “interest payment” to cover income that is equivalent to interest.

However, the European Commission has proposed the repeal of the Savings Directive from 1 January 2017 in the case of Austria and from 1 January 2016 in the case of all other Member States (subject to on-going requirements to fulfil administrative obligations such as the reporting and exchange of information relating to, and accounting for withholding taxes on, payments made before those dates). This is to prevent overlap between the Savings Directive and a new automatic exchange of information regime to be implemented under Council Directive 2011/16/EU on Administrative Cooperation in the field of Taxation (as amended by Council Directive 2014/107/EU). The proposal also provides that, if it proceeds, Member States will not be required to apply the new requirements of the Amending Directive.

If a payment were to be made or collected through a Member State which has opted for a withholding system and an amount of, or in respect of, tax were to be withheld from that payment, neither the relevant Issuer nor any paying agent nor any other person would be obliged to pay additional amounts with respect to any Notes as a result of the imposition of such withholding tax. The Issuers are required to maintain a paying agent in a Member State that is not obliged to withhold or deduct tax pursuant to the Savings Directive.

Investors who are in any doubt as to their position should consult their professional advisers.

VALIDITY OF THE NOTES

The validity of the Notes and the Guarantees in connection with the offering of the Notes will be passed upon for the Issuer by Sullivan & Cromwell LLP, U.S. counsel to the Issuer, the Parent Guarantor, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC, and Clifford Chance LLP, Belgian counsel to the Parent Guarantor and Cobrew NV and Luxembourg counsel to Brandbrew S.A. and Brandbev S.à r.l. Lee and Li, Attorneys–at–Law, Taiwan is acting as special Taiwanese legal counsel to the Issuer and will issue an opinion on certain legal matters to the Issuer and the Manager. Certain legal matters will be passed upon for the Manager by Allen & Overy LLP, counsel to the Manager.

PROSPECTUS

Anheuser-Busch InBev Finance Inc.

Guaranteed Debt Securities

Fully and unconditionally guaranteed by

Anheuser-Busch InBev SA/NV

Anheuser-Busch InBev Worldwide Inc.

Brandbev S.à r.l.

BrandBrew S.A.

Cobrew NV

Anheuser-Busch Companies, LLC

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered.

We will give you the specific terms of the securities, and the manner in which they are offered, in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters in the applicable prospectus supplement.

Anheuser-Busch InBev Finance Inc. may use this prospectus to offer from time to time guaranteed debt securities.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

We have not applied to list the debt securities on any securities exchange. However, we may apply to list any particular issue of debt securities on a securities exchange. If we choose to do so, we would disclose the listing of such debt securities in the applicable prospectus supplement. We are under no obligation to list any issued debt securities and may in fact not list any.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is 21 December 2012.

-i-

ABOUT THIS PROSPECTUS

In this prospectus, references to:

•	“we,” “us” and “our” are, as the context requires, to Anheuser-Busch InBev SA/NV or Anheuser-Busch InBev SA/NV and the group of companies owned and/or controlled by Anheuser-Busch InBev SA/NV;

•	“Parent Guarantor” are to Anheuser-Busch InBev SA/NV;

•	“Issuer” are to Anheuser-Busch InBev Finance Inc.;

•	“Guarantors” are to the Parent Guarantor and Subsidiary Guarantors;

•

“Subsidiary Guarantors” are to one or more of Anheuser-Busch Companies, LLC, Brandbev S.à r.l., BrandBrew S.A., Cobrew NV, and Anheuser-Busch InBev Worldwide Inc. which are providing additional guarantees of a particular series of debt securities, as indicated in the applicable prospectus supplement; and

•	“AB InBev Group” are to Anheuser-Busch InBev SA/NV and the group of companies owned and/or controlled by Anheuser-Busch InBev SA/NV.

Anheuser-Busch InBev Finance Inc. will be the issuer in an offering of debt securities. Anheuser-Busch InBev SA/NV will be the guarantor in an offering of debt securities of Anheuser-Busch InBev Finance Inc., which are referred to as guaranteed debt securities. The guaranteed debt securities may also be guaranteed by one or more of Anheuser-Busch Companies, LLC, Brandbev S.à r.l., BrandBrew S.A., Anheuser-Busch InBev Worldwide Inc., and Cobrew NV, as indicated in the applicable prospectus supplement. We refer to the guaranteed debt securities issued by Anheuser-Busch InBev Finance Inc. collectively as the debt securities or as the securities.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf process, the securities described by this prospectus may be sold in one or more offerings. Each time we offer securities under the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest in any securities offered under this prospectus, you should read this prospectus and the applicable prospectus supplement together with the additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

RISK FACTORS

Investing in the securities offered using this prospectus involves risk. We urge you to carefully review the risks described below, together with the risks described in the documents incorporated by reference into this prospectus and any risk factors included in the prospectus supplement, before you decide to buy our securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment.

Risks Relating to Our Business

You should read “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended 31 December 2011 (the “Annual Report”), which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to our business.

Risks Relating to the Debt Securities

Since the Issuer is a finance subsidiary and the Parent Guarantor is a holding company that conducts its operations through subsidiaries, your right to receive payments on the debt securities and the Guarantees is subordinated to the other liabilities of the subsidiaries of the Parent Guarantor which are not Subsidiary Guarantors.

The Issuer is a finance subsidiary, and its principal source of income will consist of payments on intra-group receivables from the Parent Guarantor. The Parent Guarantor is organized as a holding company for our operations, and substantially all of the operations of the AB InBev Group are carried on through subsidiaries of the Parent Guarantor. The Parent Guarantor’s principal sources of income are the dividends and distributions the Parent Guarantor receives from its subsidiaries. On an unconsolidated basis, the Parent Guarantor had guaranteed a total of USD 33.2 billion of debt as of 30 June 2012.

The Parent Guarantor’s ability to meet its financial obligations is dependent upon the availability of cash flows from the Parent Guarantor’s domestic and foreign subsidiaries and affiliated companies through dividends, intercompany advances, management fees and other payments. The Parent Guarantor’s subsidiaries and affiliated companies are not required and may not be able to pay dividends to the Parent Guarantor. Only certain of the Parent Guarantor’s subsidiaries may be guarantors of the debt securities. To the extent specified in the applicable prospectus supplement for a particular series of debt securities, debt securities of that series will only benefit from the guarantees of the Subsidiary Guarantors. Claims of the creditors of the Parent Guarantor’s subsidiaries who are not Subsidiary Guarantors have priority as to the assets of such subsidiaries over the claims of creditors of the Issuer or the Parent Guarantor. Consequently, holders will be structurally subordinated, on the Issuer’s or the Parent Guarantor’s insolvency, to the prior claims of the creditors of the Parent Guarantor’s subsidiaries who are not Subsidiary Guarantors.

The Guarantees to be provided by the Parent Guarantor and any of the Subsidiary Guarantors, will be subject to certain limitations that may affect the validity or enforceability of the Guarantees.

Enforcement of each Guarantee will be subject to certain generally available defenses. Local laws and defenses may vary, and may include those that relate to corporate benefit (ultra vires), fraudulent conveyance or transfer (actio pauliana), voidable preference, financial assistance, corporate purpose, subordination and capital maintenance or similar laws and concepts. They may also include regulations or defenses which affect the rights of creditors generally.

If a court were to find a Guarantee given by a Guarantor, or a portion thereof, void or unenforceable as a result of such local laws or defenses, or to the extent that agreed limitations on Guarantees apply (see “Description of Debt

Securities and Guarantees—Guarantee Limitations”), Holders would cease to have any claim in respect of that Guarantor and would be creditors solely of the Issuer and any remaining Guarantors and, if payment had already been made under the relevant Guarantee, the court could require that the recipient return the payment to the relevant Guarantor.

Any Guarantee to be provided by BrandBrew S.A. or Brandbev S.à r.l. is subject to certain limitations pursuant to Luxembourg law.

Pursuant to restrictions imposed by Luxembourg law, for the purposes of any Guarantees to be provided by BrandBrew S.A. or Brandbev S.à r.l. (each, a “Luxembourg Guarantor”), the maximum aggregate liability of such Luxembourg Guarantor under its Guarantee (including any actual or contingent liabilities as a guarantor of the Other Guaranteed Facilities (as defined below)) shall not exceed an amount equal to the aggregate of (without double counting): (A) the aggregate amount of all moneys received by such Luxembourg Guarantor and its subsidiaries as a borrower or issuer under the Other Guaranteed Facilities; (B) the aggregate amount of all outstanding intercompany loans made to such Luxembourg Guarantor and its Subsidiaries by other members of the AB InBev Group which have been directly or indirectly funded using the proceeds of borrowings under the debt securities issued under the indenture and the Other Guaranteed Facilities; and (C) an amount equal to 100% of the greater of the sum of such Luxembourg Guarantor’s own capital (capitaux propres) and its subordinated debt (dettes subordonnées) (both as referred to in the Law of 2002) (I) as reflected in such Luxembourg Guarantor’s then most recent annual accounts approved by the competent organ of such Luxembourg Guarantor (as audited by its external auditor (réviseur d’entreprises), if required by law) at the date of enforcement of such Luxembourg Guarantor’s Guarantee; and (II) as reflected in its most recent annual accounts available as of the date of the indenture (as defined below).

In addition, the obligations and liabilities of BrandBrew S.A. under its Guarantee and under any of the Other Guaranteed Facilities shall not include any obligation which, if incurred, would constitute a breach of the provisions on financial assistance as defined by article 49-6 of the Luxembourg Law on Commercial Companies dated 10 August 1915, as amended, to the extent such or an equivalent provision is applicable to BrandBrew S.A.

For further details on such the limitations, see “Description of Debt Securities and Guarantees—Guarantee Limitations.”

BrandBrew S.A. and Brandbev S.à r.l. , the Subsidiary Guarantors whose Guarantees are subject to limitations, accounted in aggregate for less than 0.12% of the total consolidated EBITDA, as defined, of AB InBev Group for the six month period ended 30 June 2012 and approximately 5.81% of the total consolidated debt of AB InBev Group as of 30 June 2012.

Any Guarantees to be provided by the Subsidiary Guarantors (but not the Parent Guarantor) may be released in certain circumstances.

Each of the Subsidiary Guarantors may terminate its Guarantee at substantially the same time that (i) the relevant Subsidiary Guarantor is released from its guarantee of the 2010 Senior Facility Agreement (as defined in the Annual Report under the heading “Item 5. Operating and Financial Review—G. Liquidity and Capital Resources”) and the 2012 Facilities Agreement (as defined and in note 16 to the financial statements contained in our Six-Month Report), or is no longer a guarantor thereunder and (ii) the aggregate amount of indebtedness for borrowed money for which the relevant Subsidiary Guarantor is an obligor (as a guarantor or borrower) does not exceed 10% of the consolidated gross assets of the Parent Guarantor as reflected in the balance sheet included in its most recent publicly released interim or annual consolidated financial statements. In addition, each Subsidiary Guarantor whose Guarantee is subject to the limitations described below under “Description of Debt Securities and Guarantees—Guarantee Limitations” may terminate its Guarantee in the event that under the rules, regulations or interpretations of the SEC such Subsidiary Guarantor determines that it would be required to include its financial statements in any registration statement filed with the SEC with respect to any series of debt securities or guarantees issued under the indenture or in periodic reports filed with or furnished to the SEC (by reason of such limitations or otherwise). For more information see “Description of Debt Securities and Guarantees—Guarantees.”

In relation to any of our future periodic or other filings with the SEC, the rules and regulations of the SEC require that the Guarantees be “full and unconditional” obligations of each of the Subsidiary Guarantors; otherwise, in connection with such filing, separate financial statements of the Subsidiary Guarantors would be required to be filed as well. As discussed below under “Description of Debt Securities and Guarantees—Guarantee Limitations,” any Guarantee that is subject to limitations may be terminated or amended or modified in order to ensure compliance with the SEC’s rules and regulations and to ensure that separate financial statements of such Subsidiary Guarantor need not be provided. It may not be possible to amend the limitations on the Guarantees in a manner that would meet the SEC’s requirements for “full and unconditional” guarantees and be consistent with local law requirements for guarantees. For more information see “Description of Debt Securities and Guarantees—Guarantees.”

If the Guarantees by the Subsidiary Guarantors are released, the Issuer and the Parent Guarantor are not required to replace them, and the debt securities will have the benefit of fewer or no Subsidiary guarantees for the remaining maturity of the debt securities.

Since the debt securities are unsecured, your right to receive payments may be adversely affected.

The debt securities that the Issuer is offering will be unsecured. The debt securities will not be subordinated to any of the Issuer’s other debt obligations, and therefore, they will rank equally with all its other unsecured and unsubordinated indebtedness. If the Issuer defaults on the debt securities or the Guarantors default on the Guarantees, or after bankruptcy, examinership, liquidation or reorganization, then, to the extent that the Issuer or the Guarantors have granted security over their assets, the assets that secure their debts will be used to satisfy the obligations under that secured debt before the Issuer or the Guarantors can make payment on the debt securities or the Guarantees. There may only be limited assets available to make payments on the debt securities or the Guarantees in the event of an acceleration of the debt securities. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness.

Your rights as a holder may be inferior to the rights of holders of debt securities issued under a different series pursuant to the indenture.

The debt securities are governed by an indenture, which is described below under the heading “Description of Debt Securities and Guarantees”. The Issuer may issue as many distinct series of debt securities under the indenture (or other indentures entered into from time to time) as it wishes. The Issuer may also issue series of notes under the indenture that provide holders of those notes with rights superior to the rights already granted or that may be granted in the future to holders of another series. You should read carefully the specific terms of any particular series of debt securities we may offer contained in the prospectus supplement relating to such debt securities.

Should the Guarantors default on their Guarantees, your right to receive payments on the Guarantees may be adversely affected by the insolvency laws of the jurisdiction of organization of the defaulting Guarantors.

The Parent Guarantor and Subsidiary Guarantors are organized under the laws of various jurisdictions, and it is likely that any insolvency proceedings applicable to a Guarantor would be governed by the law of its jurisdiction of organization. The insolvency laws of the various jurisdictions of organization of the Guarantors may vary as to treatment of unsecured creditors and may contain prohibitions on the Guarantors’ ability to pay any debts existing at the time of the insolvency.

Since the Parent Guarantor and Cobrew NV are Belgian companies, Belgian insolvency laws may adversely affect a recovery by the Holders of amounts payable under the debt securities.

There are two types of insolvency procedures under Belgian law: (i) the judicial restructuring (réorganisation judiciaire/gerechtelijke reorganisatie) procedure and (ii) the bankruptcy (faillite/faillissement) procedure, each of which is described below.

Judicial restructuring

A proceeding for a judicial restructuring may be commenced if the continuation of the debtor’s business is, either immediately or in the future, at risk. The continuation of the debtor’s business is, in any event, deemed to be at risk if, as a result of losses, the debtor’s net assets have declined to less than 50% of its stated capital.

A request for a judicial restructuring is filed on the initiative of the debtor by a petition. The court can consider a preliminary moratorium during an initial period of six months, which can be extended by up to a maximum period of six months at the request of the company. In exceptional circumstances and to the extent the interests of the creditors allow the same, there may be an additional extension of six months. In principle, during the initial moratorium period, the debtor cannot be dissolved or declared bankrupt. However, the initial moratorium period can be terminated if it becomes manifestly clear that the debtor will not be able to continue its business. Following early termination of the initial moratorium period, the debtor can be dissolved or declared bankrupt. As a rule, creditors cannot enforce their rights against the debtor’s assets during the period of the moratorium, except in the following circumstances: (i) failure by the debtor to pay interest or charges falling due in the course of the moratorium period, (ii) failure by the debtor to pay any new debts (e.g., debts which have arisen after the date on which the moratorium was granted) or (iii) enforcement by a creditor of security (or certain netting arrangements and relating accelerated termination arrangements) pursuant to the Belgian Act of 15 December 2004 on financial collateral, subject to certain exceptions (e.g. a pledge over cash (save in the case of a payment default or if certain other conditions are met).

During the moratorium period, the debtor must draw up a restructuring plan which must be approved by a majority of its creditors who were present at a meeting of creditors and whose aggregate claims represent over half of all outstanding claims of the debtor. The restructuring plan must have a maximum duration of five years. The plan may include measures such as the reduction or rescheduling of liabilities and interest obligations and the swap of debt into equity. The plan may be based on a differentiated treatment of the various creditors. This plan will be approved by the court provided the plan does not violate the formalities required by the judicial restructuring legislation nor public policy. The plan will be binding on all creditors listed in the plan. Enforcement rights of creditors secured by certain types of in rem rights are not bound by the plan. Such creditors may, as a result, enforce their security from the beginning of the final moratorium period. Under certain conditions, and subject to certain exceptions, enforcement by such creditors can be suspended for up to 24 months (as from the filing of the request for a judicial restructuring with the relevant court). Under further conditions, this period of 24 months may be extended by a further 12 months.

Any provision providing that an agreement would be terminated as the result of a debtor entering a judicial restructuring is ineffective, subject to exceptions set forth in the Belgian Act of 15 December 2004 on financial collateral.

The above essentially describes the so-called judicial restructuring by collective agreement of the creditors. The judicial restructuring legislation also provides for alternative judicial restructuring procedures, including (i) by amicable settlement between the debtor and two or more of its creditors and (ii) by court-ordered transfer of part or all of the debtor’s business.

Bankruptcy

A company which, on a persistent basis, has ceased to make payments and whose credit is impaired will be deemed to be in a state of bankruptcy. Within one month after the cessation of payments, the company must file for bankruptcy. If the company is late in filing for bankruptcy, its directors could be held liable for damages to creditors as a result thereof. Bankruptcy procedures may also be initiated on the request of unpaid creditors or on the initiative of the public prosecutor.

Once the court decides that the requirements for bankruptcy are met, the court will establish a date before which claims for all unpaid debts must be filed by creditors. A bankruptcy trustee will be appointed to assume the operation of the business and to organize a sale of the debtor’s assets, the distribution of the proceeds thereof to creditors and the liquidation of the debtor.

Payments or other transactions (as listed below) made by a company during a certain period of time prior to that company being declared bankrupt (the “suspect period”) (période suspecte/verdachte periode) can be voided for the benefit of the creditors. The court will determine the date of commencement and the duration of the suspect period. This period starts on the date of sustained cessation of payment of debts by the debtor. The court can only determine the date of sustained cessation of payment of debts if it has been requested to do so by a creditor proceeding for a bankruptcy judgment or if proceedings are initiated to that effect by the bankruptcy trustee or by any other interested party. This date cannot be earlier than six months before the date of the bankruptcy judgment, unless a decision to dissolve the company was made more than six months before the date of the bankruptcy judgment, in which case the date could be the date of such decision to dissolve the company. The ruling determining the date of commencement of the suspect period or the bankruptcy judgment itself can be opposed by third parties, such as other creditors, within 15 days following the publication of that ruling in the Belgian Official Gazette. The transactions which can or must be voided under the bankruptcy rules for the benefit of the bankrupt estate include (i) any transaction entered into by a Belgian company during the suspect period if the value given to creditors significantly exceeded the value the company received in consideration, (ii) any transaction entered into by a company which has stopped making payments if the counterparty to the transaction was aware of the suspension of payments, (iii) security interests granted during the suspect period if they intend to secure a debt which existed prior to the date on which the security interest was granted, (iv) any payments (in whatever form, i.e. money or in kind or by way of set-off) made during the suspect period of any debt which was not yet due, as well as all payments made during the suspect period other than with money or monetary instruments (i.e. checks, promissory notes, etc.) and (v) any transaction or payment effected with fraudulent intent irrespective of its date.

Following a judgment commencing a bankruptcy proceeding, enforcement rights of individual creditors are suspended (subject to exceptions set forth in the Belgian Act of 15 December 2004 on financial collateral). Creditors secured by in rem rights, such as share pledges, will regain their ability to enforce their rights under the security after the bankruptcy trustee has verified the creditors’ claims.

The above applies to both the Parent Guarantor and to Cobrew NV.

The debt securities lack a developed trading market, and such a market may never develop. The trading price for the debt securities may be adversely affected by credit market conditions.

Unless specified in the applicable prospectus supplement, the Issuer does not intend to list the debt securities on any securities exchange. There can be no assurance that an active trading market will develop for the debt securities, nor any assurance regarding the ability of holders to sell their debt securities or the price at which such holders may be able to sell their debt securities, even if we were to list a particular issue of debt securities on a securities exchange. If a trading market were to develop, the debt securities could trade at prices that may be higher or lower than the initial offering price depending on many factors, including, among other things, prevailing interest rates, the Issuer’s or the Parent Guarantor’s financial results, any decline in the Issuer’s or the Parent Guarantor’s creditworthiness and the market for similar securities. The trading market for the debt securities will be affected by general credit market conditions, which in recent periods have been marked by significant volatility and price reductions, including for debt issued by investment-grade companies.

Any underwriters, broker-dealers or agents that participate in the distribution of the debt securities may make a market in the debt securities as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, there can be no assurance as to the liquidity of any trading market for the debt securities or that an active public market for the debt securities will develop. See “Plan of Distribution”.

As a foreign private issuer in the United States, we are exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the SEC.

As a foreign private issuer, we are exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. Accordingly, there may be less publicly available information concerning us than there is for U.S. public companies.

Risks Relating to Debt Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency

If you intend to invest in non-U.S. dollar debt securities—e.g., debt securities whose principal and/or interest are payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in or otherwise linked to a non-U.S. dollar currency—you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Securities of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.

The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.

An investment in non-U.S. dollar debt securities involves currency-related risks.

An investment in non-U.S. dollar debt securities entails significant risks that are not associated with a similar investment in debt securities that are payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in currency exchange rates can be volatile and unpredictable

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in debt securities denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the debt securities, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the debt securities to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government policy can adversely affect currency exchange rates and an investment in non-U.S. dollar debt securities.

Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar debt securities is that their yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for non-U.S. dollar debt securities or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the debt securities as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a debt security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-U.S. dollar debt securities may permit us to make payments in U.S. dollars or delay payment if we are unable to obtain the specified currency.

Debt securities payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the debt securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described under “Description of Debt Securities and Guarantees”. A determination of this kind may be based on limited information and would involve significant discretion on the part of our foreign exchange agent. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on debt securities payable in that currency.

We will not adjust non-U.S. dollar debt securities to compensate for changes in currency exchange rates.

Except as described above, we will not make any adjustment or change in the terms of non-U.S. dollar debt securities in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently investors in non-U.S. dollar debt securities will bear the risk that their investment may be adversely affected by these types of events.

In a lawsuit for payment on non-U.S. dollar debt securities, an investor may bear currency exchange risk.

Our debt securities will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a debt security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar debt security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information about exchange rates may not be indicative of future exchange rates.

If we issue non-U.S. dollar securities, we may include in the applicable prospectus supplement a currency supplement that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular security.

Determinations made by the exchange rate agent.

All determinations made by the exchange rate agent will be made in its sole discretion (except to the extent expressly provided in this prospectus or in the applicable prospectus supplement that any determination is subject to approval by us). In the absence of manifest error, its determinations will be conclusive for all purposes and will bind all holders and us. The exchange rate agent will not have any liability for its determinations.

Additional risks, if any, specific to particular debt securities issued under this prospectus will be detailed in the applicable prospectus supplements.

FORWARD-LOOKING STATEMENTS

This prospectus, including documents that are filed with the SEC and incorporated by reference herein, and the related prospectus supplement, may contain statements that include the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “may” or similar expressions that are forward-looking statements. These statements are subject to certain risks and uncertainties. Actual results may differ materially from those suggested by these statements due to, among others, the risks or uncertainties listed below. See also “Risk Factors” for further discussion of risks and uncertainties that could impact our business.

These forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict, that may cause actual results or developments to differ materially from any future results or developments expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others:

•

local, regional, national and international economic conditions, including the risks of a global recession or a recession in one or more of our key markets, and the impact they may have on us and our customers and our assessment of that impact;

•	limitations on our ability to contain costs and expenses;

•	our expectations with respect to expansion, premium growth, accretion to reported earnings, working capital improvements and investment income or cash flow projections;

•	our ability to continue to introduce competitive new products and services on a timely, cost-effective basis;

•	the effects of competition and consolidation in the markets in which we operate, which may be influenced by regulation, deregulation or enforcement policies;

•	changes in consumer spending;

•

changes in applicable laws, regulations and taxes in jurisdictions in which we operate, including the laws and regulations governing our operations, changes to tax benefit programs as well as actions or decisions of courts and regulators;

•	changes in pricing environments;

•	volatility in the prices of raw materials, commodities and energy;

•	difficulties in maintaining relationships with employees;

•

the monetary and interest rate policies of central banks, in particular the European Central Bank, the Board of Governors of the U.S. Federal Reserve System, the Bank of England, Banco Central do Brasil and other central banks;

•

continued availability of financing and our ability to achieve our targeted coverage and debt levels and terms, including the risk of constraints on financing in the event of a credit rating downgrade;

•

financial risks, such as interest rate risk, foreign exchange rate risk, commodity risk, asset price risk, equity market risk, counterparty risk, sovereign risk, liquidity risk, inflation or deflation;

•	regional or general changes in asset valuations;

•	greater than expected costs (including taxes) and expenses;

•	the risk of unexpected consequences resulting from acquisitions;

•	tax consequences of restructuring and our ability to optimize our tax rate;

•	the outcome of pending and future litigation and governmental proceedings;

•	changes in government policies;

•	natural and other disasters;

•	any inability to economically hedge certain risks;

•	inadequate impairment provisions and loss reserves;

•	technological changes; and

•	our success in managing the risks involved in the foregoing.

Certain of the synergies information related to the announced combination with (or acquisition of shares of) Grupo Modelo set forth in the Forms 6-K incorporated herein discussing such transaction constitute forward-looking statements and may not be representative of the actual synergies that will result from the announced combination with (or acquisition of shares of) Grupo Modelo because they are based on estimates and assumptions that are inherently subject to significant uncertainties which are difficult to predict, and accordingly, there can be no assurance that these synergies will be realized.

Our statements regarding financial risks, including interest rate risk, foreign exchange rate risk, commodity risk, asset price risk, equity market risk, counterparty risk, sovereign risk, inflation and deflation, are subject to uncertainty. For example, certain market and financial risk disclosures are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market or financial risk disclosures are only estimates and, as a result, actual future gains and losses could differ materially from those that have been estimated.

We caution that the forward-looking statements in this prospectus are further qualified by the risks described above in “Risk Factors”, elsewhere in this prospectus, or in the 2011 Annual Report on Form 20-F incorporated by reference herein, that could cause actual results to differ materially from those in the forward-looking statements. Subject to our obligations under Belgian and U.S. law in relation to disclosure and ongoing information, we undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means we can disclose important information to you by referring you to those documents. The most recent information that we file with the SEC automatically updates and supersedes earlier information.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s internet site, as discussed below.

We filed our Annual Report on Form 20-F for the fiscal year ended 31 December 2011 (the “Annual Report”) with the SEC on 13 April 2012. We are incorporating the Annual Report by reference into this prospectus. We are also incorporating by reference into this prospectus the Forms 6-K we filed with the SEC on each of the following dates:

•	29 June 2012, regarding the announcement of the proposed acquisition of Grupo Modelo;

•	2 July 2012, regarding the Transaction Agreement entered into in connection with the proposed acquisition of Grupo Modelo;

•	31 July 2012, containing our unaudited interim report for the six-month period ended 30 June 2012 (the “Six-Month Report”);

•	20 August 2012, regarding developments in relation to the proposed acquisition of Grupo Modelo;

•	31 October 2012, containing our unaudited interim report for the nine-month period ended 30 September 2012; and

•	10 December 2012, regarding a proposed capital structure restructuring by our majority-owned subsidiary, Companhia de Bebidas das Américas—AmBev.

In addition, we will incorporate by reference into this prospectus all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above which we have incorporated in this prospectus by reference. You should direct your requests to Anheuser-Busch InBev SA/NV, Brouwerijplein 1, 3000 Leuven, Belgium (telephone: +32 (0)1 627 6111).

The Issuer and the Subsidiary Guarantors are not required to provide separate financial statements and other separate disclosures since 100% of their voting capital stock is owned, and the debt securities of the Issuer will be fully and unconditionally guaranteed, jointly and severally, by the Parent Company and each of the Subsidiary Guarantors. Commencing with the Parent Company’s financial statements to be included in its Annual Report on Form 20-F for the year ended 31 December 2012, such financial statements will continue to include, in accordance with Rule 3-10(d) of Regulation S-X, a footnote providing consolidating financial information, with separate columns for (i) the Issuer, (ii) the Parent Guarantor, (iii) the Subsidiary Guarantors, (iv) the non-Guarantor subsidiaries of the Parent Guarantor, (v) consolidating adjustments and (vi) total consolidated amounts.

Prior to the date of this prospectus, pursuant to the registration statement filed with the SEC No. 333-169514, Anheuser-Busch InBev Worldwide Inc. has issued securities, in each case guaranteed by each of the Subsidiary Guarantors other than Issuer and Brandbev S.à r.l. As a result, the historical financial information contained in note 33 to our audited financial information as of 31 December 2011 and 2010, and for the three years ended 31 December 2011 contained in our Annual Report and note 21 to our unaudited financial information as of 30 June 2012 and for the six-month periods ended 30 June 2012 and 30 June 2011 contained in our Six-Month Report presents consolidating financial information in accordance with Rule 3-10(d) of Regulation S-X, with separate columns for (i) Anheuser-Busch InBev Worldwide Inc., (ii) the Parent Guarantor, (iii) the Subsidiary Guarantors (other than Anheuser-Busch InBev Worldwide Inc.), (iv) the other subsidiaries of the Parent Guarantors (other than the Subsidiary Guarantors), (v) consolidating adjustments and (vi) total consolidated amounts. Anheuser-Busch InBev Finance Inc. is not included in such notes because it was incorporated on 17 December 2012, which is after the most recent date for which financial information is presented. Brandbev S.à r.l. was acquired by the AB InBev Group in late 2011 and no operations or assets existed were consolidated at Brandbev S.à r.l. prior to 31 December 2011. The financial information contained in the columns headed “Subsidiary Guarantors” includes the results for Brandbev S.à r.l. in accordance with Rule 3-10 of Regulation S-X.

ANHEUSER-BUSCH INBEV SA/NV

We are the world’s largest brewing company by volume, and one of the world’s five largest consumer products companies. As a consumer-centric, sales-driven company, we produce, market, distribute and sell a strong, balanced portfolio of well over 200 beer brands. These include global flagship brands Budweiser, Stella Artois and Beck’s; multi-country brands such as Leffe and Hoegaarden; and many “local champions” such as Bud Light, Michelob, Skol, Brahma, Antarctica, Quilmes, Jupiler, Hasseroder, Klinskoye, Sibirskaya Korona, Chernigivske, Harbin and Sedrin. We also produce and distribute soft drinks, particularly in Latin America.

Our brewing heritage and quality are rooted in brewing traditions that originate from the Den Hoorn brewery in Leuven, Belgium, dating back to 1366, and those of Anheuser & Co. brewery, established in 1852 in St. Louis, U.S.A. As of 31 December 2011, we employed approximately 116,000 people, with operations in 23 countries across the world. Given the breadth of our operations, we are organized along seven business zones or segments: North America, Latin America North, Latin America South, Western Europe, Central & Eastern Europe, Asia Pacific and Global Export & Holding Companies. The first six correspond to specific geographic regions in which our operations are based. As a result, we have a global footprint with a balanced exposure to developed and developing markets and production facilities spread across our six geographic regions.

The North America business zone accounted for 31.3% of our consolidated volumes for the year ended 31 December 2011. We also have significant exposure to fast-growing emerging markets in Latin America North (which accounted for 30.1% of our consolidated volumes in the year ended 31 December 2011), Asia Pacific (which accounted for 14.0% of our consolidated volumes in the year ended 31 December 2011) and Latin America South (which accounted for 8.7% of our consolidated volumes in the year ended 31 December 2011).

Our 2011 volumes (beer and non-beer) were 399 million hectoliters and our revenue amounted to USD 39.0 billion.

ANHEUSER-BUSCH INBEV FINANCE INC., AND THE SUBSIDIARY GUARANTORS

The Issuer of the debt securities, under the name of Anheuser-Busch InBev Finance Inc., was incorporated on 17 December 2012 as a Delaware corporation. The Issuer complies with the laws and regulations of the State of Delaware regarding corporate governance. The Issuer’s registered office is located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, United States.

Anheuser-Busch InBev SA/NV will guarantee the debt securities, on an unconditional, full and irrevocable basis. In addition, one or more of Brandbev S.à r.l., BrandBrew S.A., Cobrew NV, Anheuser-Busch Companies, LLC and Anheuser-Busch InBev Worldwide Inc., which are direct or indirect subsidiaries of Anheuser-Busch InBev SA/NV, may, as specified in the applicable prospectus supplement, jointly and severally guarantee the debt securities of a particular series, on an unconditional, full and irrevocable basis, subject to certain limitations described in “Description of the Debt Securities and Guarantees”. In addition, the Parent Company and such subsidiaries are or will be obligors under our $14.0 billion 2012 Facilities Agreement, our $13.0 billion 2010 Senior Facilities Agreement and certain other indebtedness of the AB InBev Group, as each are described in the Annual Report under the heading “Item 5. Operating and Financial Review—G. Liquidity and Capital Resources” and in note 16 to our Six-Month Report.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from any sales by us of the securities offered under this prospectus and an accompanying prospectus supplement to provide additional funds for general corporate purposes. We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus or in the prospectus supplemental relating to a specific offering.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets out our ratios of earnings to fixed charges for the six months ended 30 June 2012 and 2011 and each of the five years ended 31 December 2011, 2010, 2009, 2007 and 2006 calculated in accordance with International Financial Reporting Standards (“IFRS”).

	Six months ended 30 June		Year ended 31 December
	2012	2011	2011	2010	2009	2008	2007
	(USD million)
	(unaudited)		(audited)
Earnings:
Profit from operations before taxes and share of results of associates	5,018	3,920	9,192	7,161	7,150	3,740	5,054
Add: Fixed charges (below)	1,387	2,064	3,702	4,313	5,014	1,965	1,035
Less: Interest Capitalized (below)	29	49	110	35	4	—	—

Total earnings	6,376	5,935	12,784	11,439	12,160	5,705	6,089

Fixed charges:
Interest expense and similar charges	1,209	1,865	3,216	3,848	4,394	1,761	926
Accretion expense	109	109	286	351	526	127	49
Interest capitalized	29	49	110	35	4	—	—
Estimated interest portion of rental expense	40	41	90	79	90	77	60

Total fixed charges	1,387	2,064	3,702	4,313	5,014	1,965	1,035

Ratio of earnings to fixed charges	4.60	2.88	3.45	2.65	2.43	2.90	5.88

The ratio of earnings to fixed charges represents the number of times fixed charges are covered by earnings. For the purposes of computing this ratio, earnings consist of profit from operations before taxes and share of results of associates, plus fixed charges, minus interest capitalized during the period. Fixed charges consist of interest and accretion expense, interest on finance lease obligations, interest capitalized, plus one-third of rent expense on operating leases, estimated by the company as representative of the interest factor attributable to such rent expense.

The Parent Guarantor did not have any preferred stock outstanding and did not pay or accrue any preferred stock dividends during the periods presented above.

CAPITALIZATION AND INDEBTEDNESS

The following table shows our cash and cash equivalents and capitalization as of 30 June 2012 and on an as adjusted basis to give effect to (i) the repayment of BRL 1.25 billion bonds maturing on 2 July 2012; (ii) the issuance on 16 July 2012 (the “July 2012 U.S. Issuance”) by Anheuser-Busch InBev Worldwide Inc., a subsidiary of the Parent Guarantor of USD 7.5 billion aggregate principal amount of bonds, (iii) the issuance on 25 September 2012 (the “September 2012 EMTN Issuance”), by the Parent Guarantor of Euro 2.25 billion aggregate principal amount of bonds and (iv) the repayment of USD 1.5 billion bonds maturing on 15 October 2012. You should read the information in this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report, our audited consolidated financial statements and the accompanying notes included in the Annual Report, our unaudited consolidated financial statements and the accompanying notes included in and the Six-Month Report.

	As of 30 June 2012	As adjusted
	(USD million, unaudited)	(USD million, unaudited)
Cash and cash equivalents, less bank overdrafts(1)(2)(3)(4)	3,673	11,885
Current interest-bearing liabilities
Secured bank loans	50	50
Commercial papers	2,255	2,255
Unsecured bank loans	325	325
Unsecured bond issues(1)(4)	4,916	2,799
Secured other loans	6	6
Unsecured other loans	15	15
Finance lease liabilities	3	3
Non-current interest-bearing liabilities
Secured bank loans	65	65
Unsecured bank loans	4,616	4,616
Unsecured bond issues(2)(3)	27,389	37,718
Unsecured other loans	74	74
Finance lease liabilities	129	129
Total interest-bearing liabilities	39,843	48,055
Equity attributable to our equity holders	37,692	37,692
Non-controlling interests	4,030	4,030
Total Capitalization:	81,565	89,777

Notes:

(1)	After 30 June 2012, we repaid at maturity BRL 1.25 billion of Ambev bonds maturing 2 July 2012. Such repayment decreased our current unsecured bond issues and our cash and cash equivalents, less bank overdrafts by $617 million.
(2)	After 30 June 2012, we used the net proceeds from the July 2012 U.S. Issuance of $7,435 million for general corporate purposes and pre-funding of financing related to the announced combination with (or acquisition of shares of) Grupo Modelo. This resulted in an increase to our non-current unsecured bond issues and to our cash and cash equivalents, less bank overdrafts, by $7,435 million.
(3)	After 30 June 2012, we used the net proceeds from the September 2012 EMTN Issuance of $2,894 million for general corporate purposes and pre-funding of financing related to the announced combination with (or acquisition of shares of) Grupo Modelo. This resulted in an increase to our non-current unsecured bond issues and to our cash and cash equivalents, less bank overdrafts, by $2,894 million.
(4)	After 30 June 2012, we repaid at maturity USD 1.5 billion of our bonds maturing 15 October 2012. Such repayment decreased our current unsecured bond issues and our cash and cash equivalents, less bank overdrafts by $1,500 million.

LEGAL OWNERSHIP

Street Name and Other Indirect Holders. Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in “street name”.

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. An investor who holds debt securities in street name should check with the investor’s own intermediary institution to find out:

•	how it handles debt securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how the investor can instruct it to send the investor’s debt securities registered in the investor’s own name so the investor can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

Global Securities. A global security is a special type of indirectly held security, as described above under “—Legal Ownership—Street Name and Other Indirect Holders”. If we issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the global security be registered in the name of a financial institution we select. In addition, we require that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described in the section “Global Securities” occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. Unless the applicable prospectus supplement indicates otherwise, each series of debt securities will be issued only in the form of global securities.

Global Securities

Special Investor Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

Investors in securities that are issued only in the form of global securities should be aware that:

•	they cannot get securities registered in their own name;

•	they cannot receive physical certificates for their interests in securities;

•

they will be a street name holder and must look to their own bank or broker for payments on the securities and protection of their legal rights relating to the securities, as explained earlier under “Legal Ownership—Street Name and Other Indirect Holders”;

•	they may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•

the depositary’s policies will govern payments, transfers, exchange and other matters relating to their interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•

the depositary will require that interests in a global security be purchased or sold within its system using same-day funds. By contrast, payment for purchases and sales in the market for corporate bonds and other securities is generally made in next-day funds. The difference could have some effect on how interests in global securities trade, but we do not know what that effect will be.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in a global security transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been previously described in the sections entitled “Legal Ownership—Street Name and Other Indirect Holders; Direct Holders”.

The special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary; and

•	when an Event of Default has occurred and has not been cured. Defaults are discussed below under “Description of Debt Securities and Guarantees—Events of Default”.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this description, “holders” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the sub-section entitled “—Legal Ownership—Street Name and Other Indirect Holders”.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following is a summary of the general terms of the debt securities. It sets forth possible terms and provisions for each series of debt securities. Each time that we offer debt securities, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

Because this section is a summary, it does not describe every aspect of the debt securities in detail. As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called the indenture. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the indenture, any supplement to the indenture and each series of debt securities. We may issue as many distinct series of debt securities under the indenture as we wish. We may also from time to time without the consent of the holders of the debt securities create and issue further debt securities having the same terms and conditions as debt securities of an already issued series so that the further issue is consolidated and forms a single series with that series. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture.

General

Anheuser-Busch InBev SA/NV will, and Anheuser-Busch Companies, LLC, Brandbev S.à r.l., BrandBrew S.A., Anheuser-Busch InBev Worldwide Inc., and Cobrew NV may, act as guarantors of the debt securities issued under the indenture. The guarantors of each series of debt securities will be, specified in the applicable prospectus supplement and pricing agreement relating to the series. The guarantee is described under “Guarantee” below. The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture, the debt securities and the guarantees are governed by New York law. A copy of the indenture is filed with the SEC as an exhibit to our registration statement. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” for information on how to obtain a copy.

The indenture does not limit the amount of debt securities that we may issue. We may issue the debt securities in one or more series. We may issue the debt securities as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any such debt securities.

In addition, the specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and the pricing agreement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement.

The prospectus supplement will indicate for each series of debt securities:

•	the title of the debt securities;

•	any guarantors of the debt securities (in addition to Anheuser-Busch InBev SA/NV);

•	any limit on the aggregate principal amount of the series of debt securities;

•	the person to whom any interest on a debt security of the series will be payable if other than the person in whose name the security is registered;

•	the date or dates on which we will pay the principal of the series of debt securities;

•

the rate or rates at which any debt securities of the series will bear interest, the date or dates from which any such interest will accrue, the interest payment dates on which such interest will be payable, and the regular record date for any such interest payable;

•	the place or places where the principal of and any premium and interest on any debt securities of the series will be payable;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which any of the debt securities of the series may be redeemed, in whole or in part, at the option of the Issuer;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder;

•	the denominations in which the series of debt securities will be issuable if in other than denominations of $1,000;

•	the manner in which the amount of principal of or any premium or interest on any debt securities will be determined if the such amount may be determined with reference to an index or other formula;

•

the currency of payment of principal, premium, if any, and interest on the series of debt securities if other than the currency of the United States of America and the manner of determining the equivalent amount in the currency of the United States of America;

•

if any payment on the debt securities of that series will be made, at our option or your option, in any currency other than in the currency in which the debt securities state that they will be payable, the terms and conditions regarding how that election shall be made;

•	if less than the entire principal amount is payable upon a declaration of acceleration of the maturity, that portion of the principal which is payable;

•

if the principal amount payable at the “Stated Maturity” of any debt securities is not determinable prior to such date, the amount which will be deemed to be the principal amount of such debt securities as of any such date;

•	the applicability of the provisions described below under “—Discharge and Defeasance”;

•

if the series of debt securities will be issuable in whole or part in the form of a global security as described later under “Legal Ownership—Global Securities”, the form of any legends to be borne by such global security, the depositary or its nominee with respect to the series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

•	any additions to or changes in the covenants and the events of default described later under “—Events of Default”; and

•	any other terms of the series of debt securities that are not inconsistent with the provisions of the indenture.

Debt securities may bear interest at a fixed rate or a floating rate or we may sell debt securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount (“Discount Securities”). The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to Discount Securities or to debt securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

Holders of debt securities have no voting rights except as explained below under “—Modification and Amendment” and “—Events of Default”.

Principal Amount, Stated Maturity and Maturity

The principal amount of a series of debt securities means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt securities is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of your debt securities. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Currency of Debt Securities

Amounts that become due and payable on your debt securities in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in the applicable prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency”. The specified currency for your debt securities will be U.S. dollars, unless the applicable prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to the trustee, unless other arrangements have been made between you and us. We will make payments on your debt securities in the specified currency, except as described below in “—Additional Mechanics—Payment and Paying Agents”. See “Risk Factors—Risks Relating to Debt Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” above for more information about risks of investing in debt securities of this kind.

Form of Debt Securities

We will issue debt securities in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities above under “—Legal Ownership”.

In addition, we will generally issue each debt security in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement.

Type of Security

We may issue any of the three types of debt securities described below. A debt security may have elements of each of the three types of debt securities described below. For example, a debt security may bear interest at a fixed rate for some periods and at a variable rate in others. Similarly, a debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or variable rate.

Fixed Rate Debt Securities

A series of debt securities of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount. The prospectus supplement relating to original issue discount securities will describe special considerations applicable to them.

Each series of fixed rate debt securities, except any zero coupon debt securities, will bear interest from their original issue date or from the most recent date to which interest on the debt securities have been paid or made available for payment. Interest will accrue on the principal of a series of fixed rate debt securities at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the debt securities are converted or exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on a series of fixed rate debt securities on the basis of a 360-day year of twelve 30-day months, unless the applicable prospectus supplement provides that we will compute interest on a different basis. We will pay interest on each interest payment date and at maturity as described below under “—Additional Mechanics—Payment and Paying Agents”.

Variable Rate Debt Securities

A series of debt securities of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt securities are variable rate debt securities, the formula and any adjustments that apply to the interest rate will be specified in the applicable prospectus supplement.

Each series of variable rate debt securities will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a series of variable rate debt securities at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “—Additional Mechanics—Payment and Paying Agents”.

Calculation of Interest. Calculations relating to a series of variable rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular series of variable rate debt securities will name the institution that we have appointed to act as the calculation agent for that particular series as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

For a series of variable rate debt securities, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the variable rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

Upon the request of the holder of any variable rate debt security, the calculation agent will provide for that debt security the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a series of variable rate debt securities will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541 percent (or .09876541) being rounded down to 9.87654 percent (or .0987654) and 9.876545 percent (or .09876545) being rounded up to 9.87655 percent (or .0987655). All amounts used in or resulting from any calculation relating to a series of variable rate debt securities will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a particular series of variable rate debt securities during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant variable rate debt securities and its affiliates.

Indexed Debt Securities

A series of debt securities of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of the items described above.

If you are a holder of indexed debt securities, you may receive an amount at maturity (including upon acceleration following an event of default) that is greater than or less than the face amount of your debt securities depending upon the formula used to determine the amount payable and the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

A series of indexed debt securities may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. A series of indexed debt securities may also provide that the form of settlement may be determined at our option or at the holder’s option.

If you purchase an indexed debt security, the applicable prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. See “Risk Factors— Risks Relating to Indexed Debt Securities” for more information about risks of investing in debt securities of this type.

Original Issue Discount Debt Securities

A fixed rate debt security, a variable rate debt security or an indexed debt security may be an original issue discount debt security. A series of debt securities of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. See “Taxation—United States Taxation of Debt Securities—United States Holders—Original Issue Discount” for a brief description of the U.S. federal income tax consequences of owning an original issue discount debt security.

Guarantee

Each debt security will benefit from an unconditional, full and irrevocable guarantee by the Parent Guarantor. One or more of the following Subsidiary Guarantors, which are subsidiaries of the Parent Guarantor, may, along with the Parent Guarantor, jointly and severally guarantee the debt securities on a full, unconditional and irrevocable basis:

•	Anheuser-Busch Companies, LLC

•	Anheuser-Busch InBev Worldwide Inc.

•	Brandbev S.à r.l.

•	BrandBrew S.A.

•	Cobrew NV

The Subsidiary Guarantors, if any, for any particular series of debt securities will be specified in the applicable prospectus supplement.

Each guarantee to be provided is referred to as a “Guarantee” and collectively, the “Guarantees;” the subsidiaries of the Parent Guarantor providing Guarantees are referred to as the “Subsidiary Guarantors” and the Parent Guarantor and Subsidiary Guarantors collectively are referred to as the “Guarantors.”

All such Guarantees are set forth in the indenture, or a supplement thereto. The Guarantees provided by several of the Guarantors will be subject to certain limitations set forth below under “—Guarantee Limitations.”

Under the Guarantees, the Guarantors will guarantee to each Holder the due and punctual payment of any principal, accrued and unpaid interest (and all Additional Amounts, if any) due under the debt securities in accordance with the indenture. Each Guarantor will also pay Additional Amounts (if any) in respect of payments under its Guarantee. The Guarantees will be the full, direct, unconditional, unsecured and unsubordinated general obligations of the Guarantors. The Guarantees will rank pari passu among themselves, without any preference of one over the other by reason of priority of date of issue or otherwise, and at least equally with all other unsecured and unsubordinated general obligations of the Guarantors from time to time outstanding.

Each of the Subsidiary Guarantors shall be entitled to terminate its Guarantee, and the Trustee shall execute a release and termination agreement effecting such termination, in the event that at the time its Guarantee of the debt securities is terminated, (i) the relevant Subsidiary Guarantor is released from its guarantee of 2010 Senior Facility Agreement (as defined in the Annual Report under the heading “Item 5. Operating and Financial Review—G. Liquidity and Capital Resources”) and the 2012 Facilities Agreement (as defined and in note 16 to the financial statements contained in our Six-Month Report), or is no longer a guarantor under either facility and (ii) the aggregate amount of indebtedness for borrowed money for which the relevant Guarantor is an obligor (as a guarantor or borrower) does not exceed 10% of the consolidated gross assets of the Parent Guarantor as reflected in the balance sheet included in its most recent publicly released interim or annual consolidated financial statements. For purposes of this clause, the amount of a Guarantor’s indebtedness for borrowed money shall not include (A) the debt securities issued pursuant to the indentures dated 12 January 2009 and 16 October 2009, and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide, Inc., as Issuer, the Parent Guarantor, certain of the Subsidiary Guarantors and the Trustee, (B) any other debt the terms of which permit the termination of the Guarantor’s guarantee of such debt under similar circumstances, as long as such Guarantor’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the debt securities, and (C) any debt that is being refinanced at substantially the same time that the Guarantee of the debt securities is being released, provided that any obligations of the Guarantor in respect of the debt that is incurred in the refinancing shall be included in the calculation of the Guarantor’s indebtedness for borrowed money.

In addition, BrandBrew S.A. and Brandbev S.à r.l., whose guarantee is subject to certain limitations described below shall be entitled to terminate its Guarantee, and the Trustee shall execute a release and termination agreement effecting such termination, with respect to any or all series of the notes issued under the indenture, in the event that BrandBrew S.A. or Brandbev S.à r.l determines that under the rules, regulations or interpretations of the SEC it would be required to include its financial statements in any registration statement filed with the SEC with respect to any series of notes or guarantees issued under the indenture or in periodic reports filed with or furnished to the SEC (by reason of such limitations or otherwise). Furthermore, BrandBrew S.A. and Brandbev S.à r.l. will be entitled to amend or modify by execution of an indenture supplemental to the indenture the terms of its Guarantee or the limitations applicable to its Guarantee, as set forth below, in any respect reasonably deemed necessary by BrandBrew S.A. or Brandbev S.à r.l to meet the requirements of Rule 3-10 under Regulation S-X under the Securities Act (or any successor or similar regulation or exemption) in order for financial statements of such Subsidiary Guarantor not to be required to be included in any registration statement or in periodic reports filed with or furnished to the SEC.

Supplemental Information on Subsidiary Guarantors

BrandBrew S.A. and Brandbev S.à r.l., the Subsidiary Guarantors whose Guarantees are subject to limitations, as described below under “—Guarantee Limitations,” accounted in aggregate for less than 0.12% of the total consolidated EBITDA, as defined, of AB InBev Group for the six month period ended 30 June 2012 and approximately 5.81% of the total consolidated debt of AB InBev Group as of 30 June 2012.

Guarantee Limitations

Pursuant to restrictions imposed by Luxembourg law, notwithstanding anything to the contrary in the Guarantees to be provided by BrandBrew S.A. or Brandbev S.à r.l., (each, a “Luxembourg Guarantor”), for the purposes of any such Guarantees, the maximum aggregate liability of such Luxembourg Guarantor under its Guarantee (including any actual or contingent liabilities as a guarantor under the Other Guaranteed Facilities (as defined below)) shall not exceed an amount equal to the aggregate of (without double counting):

(1)	the aggregate amount of all moneys received by such Luxembourg Guarantor and its Subsidiaries as a borrower or issuer under the Other Guaranteed Facilities;

(2)	the aggregate amount of all outstanding intercompany loans made to such Luxembourg Guarantor and its Subsidiaries by other members of the AB InBev Group which have been directly or indirectly funded using the proceeds of borrowings under the Notes and the Other Guaranteed Facilities; and

(3)	an amount equal to 100% of the greater of:

(a)	the sum of such Luxembourg Guarantor’s own capital (capitaux propres) and its subordinated debt (dettes subordonnées) (other than any subordinated debt already accounted for under sub-paragraph (2) above) (both as referred to in article 34 of the Luxembourg Law of 2002) as reflected in such Luxembourg Guarantor’s then most recent annual accounts approved by the competent organ of such Luxembourg Guarantor (as audited by its external auditor (réviseur d’entreprises), if required by law) at the date an enforcement is made under such Luxembourg Guarantor’s Guarantee; and

(b)	the sum of such Luxembourg Guarantor’s own capital (capitaux propres) and its subordinated debt (dettes subordonnées) (other than any subordinated debt already accounted for under sub-paragraph (2) above) (both as referred to in article 34 of the Luxembourg Law of 2002) as reflected in its most recent annual accounts available as of the date of the indenture.

For the avoidance of doubt, the limitation on the Guarantee provided by such Luxembourg Guarantor shall not apply to any Guarantee by it of any obligations owed by its Subsidiaries under the Other Guaranteed Facilities.

In addition, the obligations and liabilities of BrandBrew S.A. under its Guarantee and under any of the Other Guaranteed Facilities shall not include any obligation which, if incurred, would constitute a breach of the provisions on financial assistance as defined by article 49-6 of the Luxembourg Law on Commercial Companies dated 10 August 1915, as amended, to the extent such or an equivalent provision is applicable to BrandBrew S.A.

“Other Guaranteed Facilities” means: (1) the 2010 Senior Facilities Agreement (as defined in the Annual Report under the heading “Item 5. Operating and Financial Review—G. Liquidity and Capital Resources”); (2) the 2012 Facilities Agreement (as defined and in note 16 to the financial statements contained in our Six-Month Report); (3) any debt securities guaranteed pursuant to the guarantee dated 18 November 2008 entered into by the Parent Guarantor (formerly InBev NV) and Anheuser-Busch Worldwide Inc. (formerly InBev Worldwide S.à r.l.); (4) the US$850,000,000 note purchase and guarantee agreement dated 22 October 2003 between, amongst others, the Parent Guarantor as issuer, Cobrew NV and BrandBrew S.A.; (5) any debt securities issued or guaranteed by BrandBrew S.A. or the Parent Guarantor under the €15,000,000,000 Euro Medium Term Note Programme entered into on 16 January 2009; (6) the debt securities issued pursuant to the indenture dated 12 January 2009, and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide, Inc., as Issuer, the Parent Guarantor, certain of the Subsidiary Guarantors and the Trustee; (7) the debt securities issued pursuant to the indenture dated 16 October 2009, and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide, Inc., as Issuer, the Parent Guarantor, certain of the Subsidiary Guarantors and the Trustee; (8) any debt securities guaranteed by BrandBrew S.A. under the U.S. Commercial Paper Program of short-term notes due up to a maximum of 364 days from the date of issue issued by Anheuser-Busch InBev Worldwide Inc. pursuant to dealer agreements, an issuing and paying agency agreement, the master note, guarantees and private placement memoranda, each dated on or around 6 June 2011; (9) any debt securities to be guaranteed by BrandBrew S.A. and Brandbev S.à r.l. pursuant to the U.S. Commercial Paper Program to be entered into by the Company, the Parent Guarantor, BrandBrew S.A., Brandbev S.à r.l. and the other subsidiary guarantors listed therein on or prior to 31 March 2013; and (10) any refinancing (in whole or part) of any of the above items or for the same or a lower amount. In this respect, Brandbrev S.à r.l. will accede as a guarantor to the above items (other than (9)) on or around 20 December 2012.

Redemption

Optional Redemption. The relevant prospectus supplement will specify whether we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances. The prospectus supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the debt securities. Any notice of redemption of debt securities will state:

•	the date fixed for redemption;

•	the redemption price, or if not ascertainable, the manner of calculation thereof;

•	the amount of debt securities to be redeemed if we are only redeeming a part of the series;

•

that on the date fixed for redemption the redemption price will become due and payable on each debt security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date;

•	the place or places at which each holder may obtain payment of the redemption price;

•	the CUSIP number or numbers, if any, with respect to the debt securities; and

•	that the redemption is for a sinking fund, if such is the case.

In the case of a partial redemption, the trustee shall select the debt securities that we will redeem in any manner it deems fair and appropriate.

If we exercise an option to redeem any debt securities, we will give to the holder written notice of the principal amount of the debt securities to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date.

Additional Mechanics

Form, Exchange and Transfer

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

Subject to certain restrictions outlined in the indenture, you may exchange or transfer registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities.

You will not be required to pay a service charge for registering a transfer or exchange of debt securities, but you may be required to pay for any tax or other governmental charge associated with the registration of the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.

If we have designated additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed.

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the applicable prospectus supplement.

Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller.

We will pay interest, principal and any other money due on the registered debt securities at the corporate trust office of the trustee in New York City. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of same day funds.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agent for any particular series of debt securities.

Payments Due in Other Currencies

We will make payments on a global debt security in the applicable specified currency in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream, Luxembourg. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities in global form.

Unless otherwise indicated in the applicable prospectus supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another currency.

If the applicable prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any debt security and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable indenture.

If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Notices

We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee’s records. Notices regarding the debt securities will be valid if given in writing and mailed, first-class postage prepaid, to each holder affected by the relevant event, at such holder’s address as it appears in the Security

Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us, as the case may be. After that two-year period, you may look only to the Issuer for payment and not to the trustee, any other paying agent or anyone else.

The Trustee

The Bank of New York Mellon Trust Company, N.A. will be the trustee under the indenture. The trustee has two principal functions:

•

first, it can enforce a holder’s rights against us if we default on debt securities issued under the indenture. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “—Events of Default”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring debt securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee and affiliates of the trustee in the ordinary course of our respective businesses. The address of The Bank of New York Mellon Trust Company, N.A. is 911 Washington Avenue, 3rd Floor; St. Louis, Missouri 63101.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, the trustee may therefore be considered to have a conflicting interest with respect to the debt securities or the applicable indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

Regarding the Trustee, Paying Agent, Transfer Agent and Registrar

For a description of the duties and the immunities and rights of any trustee, paying agent, transfer agent or registrar under the indenture, reference is made to the indenture, and the obligations of any Trustee, paying agent, transfer agent and registrar to the Holder are subject to such immunities and rights.

Legal Status of the Issuer

The Issuer may at any time after the date of this Prospectus, in its sole discretion, convert from a Delaware corporation to a Delaware limited liability company pursuant to Section 266 of the Delaware General Corporation Law or any other applicable law that provides that the limited liability company resulting from such conversion shall be deemed to be the same entity as the corporation. The Issuer may so convert without being required to give any notice to Holders or advance notice to the Trustee.

Modifications and Amendment

The Issuer, the Guarantors and the Trustee may execute agreements adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of any supplemental agreement or modifying in any manner the rights of the Holders under the debt securities or the Guarantees only with the consent of the Holders of not less than a majority in aggregate principal amount of the debt securities then outstanding (irrespective of series) that would be affected by the proposed modification or amendment; provided that no such agreement shall (a) change the maturity of the principal of, or any installment of interest on, any debt security, or reduce the principal amount or the interest thereof, or extend the time of payment of any installment of interest thereon, or change the currency of payment of principal of, or interest on, any debt security, or change the

Issuer’s or a Guarantor’s obligation to pay Additional Amounts, impair or affect the right of any Holder to institute suit for the enforcement of any such payment on or after the due date thereof (or in the case of redemption on or after the redemption date) or change in any manner adverse to the interests of the Holders the terms and provisions of the Guarantees in respect of the due and punctual payment of principal amount of the debt securities then outstanding plus accrued and unpaid interest (and all Additional Amounts, if any) without the consent of the Holder of each debt securities so affected; or (b) reduce the aforesaid percentage of , the consent of the Holders of which is required for any such agreement, without the consent of the Holders of the affected series of the debt securities then outstanding. To the extent that any changes directly affect fewer than all the series of the debt securities, only the consent of the Holders of debt securities of the relevant series (in the respective percentages set forth above) will be required.

The Issuer, the Guarantors and the Trustee may, without the consent of the Holders, from time to time execute agreements or amendments or enter into an indenture or indentures supplemental thereto (including in respect of one series of debt securities only) for one or more of the following purposes:

•	to convey, transfer, assign, mortgage or pledge any property or assets to the Trustee or another person as security for the debt securities;

•

to evidence the succession of another person to the Issuer or any Guarantors, or successive successions, and the assumption by the successor person of the covenants of the Issuer or any of the Guarantors, pursuant to the indenture and the debt securities;

•

to evidence and provide for the acceptance of appointment of a successor or successors to the Trustee in any of its capacities and to add to or change any of the provisions of the indenture to facilitate the administration of the trusts created thereunder by more than one trustee;

•

to add to the covenants of the Issuer or the Guarantors, for the benefit of the holders of all or any series of the debt securities issued under the indenture, or to surrender any rights or powers conferred on the Issuer or the Guarantors in the indenture;

•

to add any additional events of default for the benefit of the Holders of all or any series of debt securities (and if such additional events of default are to be for the benefit of less than all series of Holders, stating that such additional events of default are expressly being included solely for the benefit of such series);

•

to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such debt security with respect to such provision or (B) shall become effective only when there is no such debt security outstanding;

•

to modify the restrictions on and procedures for, resale and other transfers of the debt securities pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally;

•	to provide for the issues of securities in exchange for one or more series of outstanding debt securities;

•

to provide for the issuance and terms of any particular series of securities, the rights and obligations of the Guarantors and the holders of the securities of such series, the form or forms of the securities of such series and such other matters in connection therewith as the Issuer and the Guarantors shall consider appropriate, including, without limitation, provisions for (a) additional or different covenants, restrictions or conditions applicable to such series, (b) additional or different events of default in respect of such series, (c) a longer or shorter period of grace and/or notice in respect of any provision applicable to such series than is otherwise provided, (d) immediate enforcement of any event of default in respect of such series or (e) limitations upon the remedies available in respect of any events of default in respect of such series or upon the rights of the holders of securities of such series to waive any such event of default;

•

(a) to cure any ambiguity or to correct or supplement any provision contained in the indenture, any series of debt securities or the Guarantees, or in any supplemental agreement, which may be defective or inconsistent with any other provision contained therein or in any supplemental agreement, (b) to eliminate any conflict between the terms hereof and the Trust Indenture Act or (c) to make such other provision in regard to matters or questions arising under the indenture or under any supplemental agreement as the Issuer may deem necessary or desirable and which will not adversely affect the interests of the Holders to which such provision relates in any material respect;

•

to “reopen” the debt securities of any series and create and issue additional debt securities having identical terms and conditions as the debt securities of such series (or in all respects except for the issue date, issue price, first interest accrual date and first interest payment date) so that the additional notes are consolidated and form a single series with the outstanding debt securities;

•	to add any Subsidiary of the Parent Guarantor as a Guarantor with respect to any series of notes, subject to applicable regulatory or contractual limitations relating to such subsidiary’s Guarantee;

•	to provide for the release and termination of any Subsidiary Guarantor’s Guarantee in the circumstances described under “—Guarantees” above;

•	to provide for any amendment, modification or alteration of any Subsidiary Guarantor’s Guarantee and the limitations applicable thereto in the circumstances described under “—Guarantees” above; or

•	to make any other change that does not materially adversely affect the interests of the holders of the series of notes affected thereby.

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Certain Covenants

Limitation on Liens

So long as any of the debt securities remains outstanding, the Parent Guarantor will not, nor will it permit any Restricted Subsidiary to, create, assume, guarantee or suffer to exist any mortgage, pledge, security interest or lien (an “Encumbrance”) on any of its Principal Plants or on any capital stock of any Restricted Subsidiary without effectively providing that the debt securities (together with, if the Parent Guarantor shall so determine, any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the debt securities and any other indebtedness of such Restricted Subsidiary then existing or thereafter created) shall be secured by the security for such secured indebtedness equally and ratably therewith, provided, however, the above limitation does not apply to:

(a)	purchase money liens, so long as such liens attach only to the assets so acquired and improvements thereon;

(b)	Encumbrances existing at the time of acquisition of property (including through merger or consolidation) or securing indebtedness the proceeds of which are used to pay or reimburse the Parent Guarantor or a Restricted Subsidiary for the cost of such property (provided such indebtedness is incurred within 180 days after such acquisition);

(c)	Encumbrances on property of a Restricted Subsidiary existing at the time it becomes a Restricted Subsidiary;

(d)	Encumbrances to secure the cost of development or construction of property, or improvements thereon, provided that the recourse of the creditors in respect of such indebtedness is limited to such property and improvements;

(e)	Encumbrances in connection with the acquisition or construction of Principal Plants or additions thereto financed by tax-exempt securities;

(f)	Encumbrances securing indebtedness owing to the Parent Guarantor or a Restricted Subsidiary by a Restricted Subsidiary;

(g)	Encumbrances existing at the date of the indenture;

(h)	Encumbrances required in connection with state or local governmental programs which provide financial or tax benefits, provided the obligations secured are in lieu of or reduce an obligation that would have been secured by an Encumbrance permitted under the indenture;

(i)	any Encumbrance arising by operation of law and not securing amounts more than ninety (90) days overdue or otherwise being contested in good faith;

(j)	judgment Encumbrances not giving rise to an event of default;

(k)	any Encumbrance incurred or deposits made in the ordinary course of business, including, but not limited to, (i) any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other like Encumbrances, (ii) any Encumbrances securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security, and (iii) any easements, rights-of-way, restrictions and other similar charges;

(l)	any Encumbrance upon specific items of inventory or other goods and proceeds of the Parent Guarantor or any Restricted Subsidiary securing the Parent Guarantor’s or any such Restricted Subsidiary’s obligations in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(m)	any Encumbrance incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business;

(n)	any Encumbrance on any Principal Plant of the Parent Guarantor or any Restricted Subsidiary in favor of the Federal Government of the United States or the government of any State thereof, or the government of the United Kingdom, or any state in the European Union, or any instrumentality of any of them, securing the obligations of the Parent Guarantor or any Restricted Subsidiary pursuant to any contract or payments owed to such entity pursuant to applicable laws, rules, regulations or statutes;

(o)	any Encumbrance securing taxes or assessments or other applicable governmental charges or levies;

(p)	extensions, renewals or replacements of the Encumbrances referred to in clauses (a) through (o), provided that the amount of indebtedness secured by such extension, renewal or replacement shall not exceed the principal amount of indebtedness being extended, renewed or replaced, together with the amount of any premiums, fees, costs and expenses associated with such extension, renewal or replacement, nor shall the pledge, mortgage or lien be extended to any additional Principal Plant unless otherwise permitted under this covenant;

(q)	as permitted under the provisions described in the following two paragraphs herein; and

(r)	in connection with sale-leaseback transactions permitted under the indenture.

Notwithstanding the provisions described in the immediately preceding paragraph, the Parent Guarantor or any Restricted Subsidiary may, without ratably securing the debt securities, create, assume, guarantee or suffer to exist any indebtedness which would otherwise be subject to such restrictions, and renew, extend or replace such indebtedness, provided that the aggregate amount of such indebtedness, when added to the fair market value of property transferred in certain sale and leaseback transactions permitted by the indenture as described below under “Sale-Leaseback Financings” (computed without duplication of amount) does not at the time exceed 15% of Net Tangible Assets.

If the Parent Guarantor or any Restricted Subsidiary merges or consolidates with, or purchases all or substantially all of the assets of, another corporation, or the Parent Guarantor sells all or substantially all of its assets to another corporation, and if such other corporation has outstanding obligations secured by an

Encumbrance which, by reason of an after-acquired property clause or similar provision, would extend to any Principal Plant owned by the Parent Guarantor or such Restricted Subsidiary immediately prior thereto, the Parent Guarantor or such Restricted Subsidiary, as the case may be, will in such event be deemed to have created an Encumbrance, within the prohibition of the covenant described above, unless (a) such merger or consolidation involving a Restricted Subsidiary constitutes a disposition by the Parent Guarantor of its interest in the Restricted Subsidiary or (b) (i) at or prior to the effective date of such merger, consolidation, sale or purchase, such Encumbrance shall be released of record or otherwise satisfied to the extent it would extend to such Principal Plant, (ii) prior thereto, the Parent Guarantor or such Restricted Subsidiary shall have created, as security for the debt securities (and, if the Parent Guarantor shall so determine, as security for any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the debt securities and any other indebtedness of such Restricted Subsidiary then existing or thereafter created), a valid Encumbrance which will rank equally and ratably with the Encumbrances of such other corporation on such Principal Plant of the Parent Guarantor or such Restricted Subsidiary, as the case may be, or (iii) such Encumbrance is otherwise permitted or complies with the Covenant described above.

In each instance referred to in the preceding paragraphs where the Parent Guarantor is obligated to provide security for the debt securities (except, for certain issues of indebtedness, in the case of transactions relating to stock of a Restricted Subsidiary), the Parent Guarantor would be required to provide comparable security for other outstanding indebtedness under the indenture and other agreements relating thereto.

Sale-Leaseback Transactions Relating to Principal Plants

(a)	Except to the extent permitted under paragraph (c) below, and except for any transaction involving a lease for a temporary period, not to exceed three years, by the end of which it is intended that the use of the leased property by the Parent Guarantor or any Restricted Subsidiary will be discontinued and except for any transaction with a state or local authority that is required in connection with any program, law, statute or regulation that provides financial or tax benefits not available without such transaction, the Parent Guarantor shall not sell any Principal Plant as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property and the Parent Guarantor will not permit any Restricted Subsidiary to sell to anyone other than the Parent Guarantor or a Restricted Subsidiary any Principal Plant as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property unless:

(b)	the net proceeds of such sale (including any purchase money mortgages received in connection with such sale) are at least equal to the fair market value (as determined by an officer of the Parent Guarantor) of such property and

(c)	subject to paragraph (d) below, the Parent Guarantor shall, within 120 days after the transfer of title to such property (or, if the Parent Guarantor holds the net proceeds described below in cash or cash equivalents, within two years)

(i)	purchase, and surrender to the Trustee for retirement as provided in this covenant, a principal amount of debt securities equal to the net proceeds derived from such sale (including the amount of any such purchase money mortgages), or

(ii)	repay other pari passu indebtedness of the Parent Guarantor or any Restricted Subsidiary in an amount equal to such net proceeds, or

(iii)	expend an amount equal to such net proceeds for the expansion, construction or acquisition of a Principal Plant, or

(iv)	effect a combination of such purchases, repayments and plant expenditures in an amount equal to such net proceeds.

(d)	At or prior to the date 120 days after a transfer of title to a Principal Plant which shall be subject to the requirements of this covenant, the Parent Guarantor shall furnish to the Trustee:

(e)	an Officers’ Certificate stating that paragraph (a) of this covenant has been complied with and setting forth in detail the manner of such compliance, which certificate shall contain information as to

(i)	the amount of debt securities theretofore redeemed and the amount of debt securities theretofore purchased by the Parent Guarantor and cancelled by the Trustee and the amount of debt securities purchased by the Parent Guarantor and then being surrendered to the Trustee for cancellation,

(i)	the amount thereof previously credited under paragraph (d) below,

(ii)	the amount thereof which it then elects to have credited on its obligation under paragraph (d) below, and

(iii)	any amount of other indebtedness which the Parent Guarantor has repaid or will repay and of the expenditures which the Parent Guarantor has made or will make in compliance with its obligation under paragraph (a), and

(f)	a deposit with the Trustee for cancellation of the debt securities then being surrendered as set forth in such certificate.

(g)	Notwithstanding the restriction of paragraph (a) above, the Parent Guarantor and any one or more Restricted Subsidiaries may transfer property in sale-leaseback transactions which would otherwise be subject to such restriction if the aggregate amount of the fair market value of the property so transferred and not reacquired at such time, when added to the aggregate principal amount of indebtedness for borrowed money permitted by the last paragraph of the covenant described under “—Limitation on Liens” which shall be outstanding at the time (computed without duplication of the value of property transferred as provided in this paragraph (c)), does not at the time exceed 15% of Net Tangible Assets.

(h)	The Parent Guarantor, at its option, shall be entitled to a credit, in respect of its obligation to purchase and retire debt securities under this covenant, for the principal amount of any debt securities deposited with the Trustee for the purpose and also for the principal amount of (i) any debt securities theretofore redeemed at the option of the Parent Guarantor and (ii) any debt securities previously purchased by the Parent Guarantor and cancelled by the Trustee, and in each case not theretofore applied as a credit under this paragraph (d) or as part of a sinking fund arrangement for the debt securities.

(i)	For purposes of this covenant, the amount or the principal amount of debt securities which are issued with original issue discount shall be the principal amount of such debt securities that on the date of the purchase or redemption of such debt securities referred to in this covenant could be declared to be due and payable pursuant to the indenture.

Ranking

The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness.

Events of Default

The occurrence and continuance of one or more of the following events will constitute an “Event of Default” under the indenture and the debt securities:

(a) Payment Default—(i) The Issuer or a Guarantor fails to pay interest within 30 days from the relevant due date, or (ii) the Issuer or a Guarantor fails to pay the principal (or premium, if any) due on the debt securities at maturity; provided that to the extent any such failure to pay principal or premium is caused by a technical or administrative error, delay in processing payments or events beyond the control of the Issuer or Guarantors, no Event of Default shall occur for three days following such failure to pay; provided further that, in the case of a redemption payment, no Event of Default shall occur for 30 days following a failure to make such payment;

(b) Breach of Other Material Obligations—The Issuer or a Guarantor defaults in the performance or observance of any of its other material obligations under or in respect of the debt securities or the indenture and such default remains unremedied for 90 days after a written notice has been given to the Issuer and the Parent Guarantor by the Trustee or to the Issuer, the Parent Guarantor and the Trustee by the Holders of at least 25% in principal amount of the outstanding debt securities affected thereby, specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the debt securities;

(c) Cross-Acceleration—Any obligation for the payment or repayment of borrowed money having an aggregate outstanding principal amount of at least €100,000,000 (or its equivalent in any other currency) of the Issuer or a Guarantor becomes due and payable prior to its stated maturity by reason of a default and is not paid within 30 days;

(d) Bankruptcy or Insolvency—A court of competent jurisdiction commences bankruptcy or other insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary under the applicable laws of their respective jurisdictions of incorporation, or the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary applies for or institutes such proceedings or offers or makes an assignment for the benefit of its creditors generally, or a third party institutes bankruptcy or insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary and such proceedings are not discharged or stayed within 90 days;

(e) Impossibility due to Government Action—Any governmental order, decree or enactment shall be made in or by Belgium or the jurisdiction of incorporation of a Guarantor that is a Significant Subsidiary whereby the Issuer, the Parent Guarantor, or such Guarantor that is a Significant Subsidiary is prevented from observing and performing in full its obligations as set forth in the terms and conditions of the debt securities and the Guarantees, respectively, and this situation is not cured within 90 days; or

(f) Invalidity of the Guarantees—The Guarantees provided by the Parent Guarantor or a Guarantor that is a Significant Subsidiary cease to be valid and legally binding for any reason whatsoever or the Parent Guarantor or a Guarantor that is a Significant Subsidiary seeks to deny or disaffirm its obligations under the Guarantee.

If an Event of Default occurs and is continuing with respect to the debt securities of any series, then in each and every case, unless the principal of all of the debt securities of such series shall already have become due and payable (in which case no action is required for the acceleration of the debt securities of such series), the Holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding, by written notice to the Issuer, the Parent Guarantor and the Trustee as provided in the indenture, may declare the entire principal of all the debt securities of such series, and the interest accrued thereon, to be due and payable immediately, provided, however, that if an Event of Default specified in paragraph (d) above with respect to any series of the debt securities at the time outstanding occurs, the principal amount of that series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Under certain circumstances, the Holders of a majority in aggregate principal amount of a series of debt securities then outstanding may, by written notice to the Issuer and the Trustee as provided in the indenture, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from costs, expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture, so long as such direction would not involve the Trustee in personal liability.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	The trustee must be given written notice that an event of default has occurred and remains uncured.

•

The holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee institute proceedings because of the default, and must offer indemnity and/or security satisfactory to the trustee against the costs, expenses and liabilities of taking such request.

•	The trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

•

No direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of the majority in principal amount of the outstanding securities of that series.

•	However, you are entitled at any time to bring a lawsuit for the payment of money due on your security on or after its due date.

We will furnish to the Trustee every year a written statement of certain of our officers and directors, certifying that, to their knowledge, we are in compliance with the indenture and the debt securities, or else specifying any default.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

Substitution of the Issuer or Guarantor; Consolidation, Merger and Sale of Assets

In all cases subject to any provisions contained in the applicable prospectus supplement describing the Holders’ option to require repayment upon a change in control, (i) the Issuer or a Guarantor, without the consent of the Holders of any of the debt securities, may consolidate with or merge into, or sell, transfer, lease or convey all or substantially all of their respective assets to, any corporation and (ii) the Issuer may at any time substitute for the Issuer either a Guarantor or any Affiliate (as defined below) of a Guarantor as principal debtor under the debt securities (a “Substitute Issuer”); provided that:

(a)	the Substitute Issuer or any other successor company shall expressly assume the Issuer’s or such Guarantor’s respective obligations under the debt securities or the Guarantees, as the case may be, and the indenture;

(b)	any other successor company is organized under the laws of a member country of the Organization for Economic Co-Operation and Development;

(c)	the Issuer is not in default of any payments due under the debt securities and immediately before and after giving effect to such consolidation, merger, sale, transfer, lease or conveyance, no Event of Default shall have occurred and be continuing;

(d)	in the case of a Substitute Issuer:

(i)	the obligations of the Substitute Issuer arising under or in connection with the debt securities and the indenture are fully, irrevocably and unconditionally guaranteed by the Parent Guarantor and each Subsidiary Guarantor (if any) on the same terms as existed immediately prior to such substitution under the Guarantees given by such Guarantors;

(ii)

the Parent Guarantor, the Issuer and the Substitute Issuer jointly and severally indemnify each Holder for any income tax or other tax (if any) recognized by such Holder solely as a result of the substitution of the Substitute Issuer (and not as a result of any transfer by such Holder) , provided, however, that such indemnification shall not apply to any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and shall not require the payment of additional amounts on account of any such withholding or deduction;

(iii)	each stock exchange on which the debt securities are listed shall have confirmed that, following the proposed substitution of the Substitute Issuer, such debt securities will continue to be listed on such stock exchange; and

(iv)	each rating agency that rates the debt securities shall have confirmed that, following the proposed substitution of the Substitute Issuer, such debt securities will continue to have the same or better rating as immediately prior to such substitution; and

(e)	written notice of such transaction shall be promptly provided to the Holders.

For purposes of the foregoing, “Affiliate” shall mean, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

Upon the effectiveness of any substitution, all of the foregoing provisions will apply mutatis mutandis, and references elsewhere herein to the Issuer or a Guarantor will, where the context so requires, be deemed to be or include references, to any successor company.

Discharge and Defeasance

Discharge of Indenture

The indenture provides that the Issuer and the Guarantors will be discharged from any and all obligations in respect of the indenture (except for certain obligations to register the transfer of or exchange debt securities, replace stolen, lost or mutilated debt securities, make payments of principal and interest and maintain paying agencies) if:

•	the Issuer or the Guarantors have paid or caused to be paid in full the principal of and interest on all debt securities outstanding thereunder;

•	the Issuer or the Guarantors shall have delivered to the Trustee for cancellation all debt securities outstanding theretofore authenticated; or

•

all debt securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable in accordance with their terms within one year or (iii) are to be, or have been, called for redemption as described under “—Optional Redemption” within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and, in any such case, the Issuer or the Guarantors shall have irrevocably deposited with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such debt securities, (a) cash in U.S. dollars in an amount, or (b) U.S. Government Obligations (as defined below) which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than the due date of any payment, cash in U.S. dollars in an amount, or (c) any combination of (a) and (b), sufficient to pay all the principal of, and interest (and Additional Amounts, if any) on, all such debt securities not theretofore delivered to the Trustee for cancellation on the dates such payments are due in accordance with the terms of the debt securities and all other amounts payable under the indenture by the Issuer.

“U.S. Government Obligations” means securities which are (i) direct obligations of the U.S. government or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the U.S. government, the payment of which is unconditionally guaranteed by the U.S. government, which, in either case, are full faith and credit obligations of the U.S. government payable in U.S. dollars and are not callable or redeemable at the option of the issuer thereof.

Covenant Defeasance

The indenture also provides that the Issuer and the Guarantors need not comply with certain covenants of the indenture (including those described under “—Certain Covenants—Limitation on Liens”), and the Guarantors shall be released from their obligations under the Guarantees, if:

•

the Issuer (or the Guarantors) irrevocably deposit with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such debt securities, (i) cash in U.S. dollars in an amount, or (ii) U.S. government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than one day before the due date of any payment cash in U.S. dollars in an amount, or (iii) any combination of (i) and (ii), sufficient to pay all the principal of, and interest on, the debt securities then outstanding on the dates such payments are due in accordance with the terms of the debt securities;

•	certain events of default, or events which with notice or lapse of time or both would become such an event of default, shall not have occurred and be continuing on the date of such deposit;

•

the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing with respect to U.S. federal income tax matters to the effect that the beneficial owners of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would be the case if such Covenant Defeasance had not occurred;

•

the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing in its jurisdiction of incorporation to the effect that such deposit and related Covenant Defeasance will not cause the Holders, other than Holders who are or who are deemed to be residents of such jurisdiction of incorporation or use or hold or are deemed to use or hold their debt securities in carrying on a business in such jurisdiction of incorporation, to recognize income, gain or loss for income tax purposes in such jurisdiction of incorporation, and to the effect that payments out of the trust fund will be free and exempt from any and all withholding and other income taxes of whatever nature of such jurisdiction of incorporation or political subdivision thereof or therein having power to tax, except in the case of debt securities beneficially owned (i) by a person who is or is deemed to be a resident of such jurisdiction of incorporation or (ii) by a person who uses or holds or is deemed to use or hold such debt securities in carrying on a business in such jurisdiction of incorporation; and

•

the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an officers’ certificate and an opinion of legal counsel of recognized standing, each stating that all conditions precedent provided for relating to such Covenant Defeasance have been complied with.

The effecting of these arrangements is also known as “Covenant Defeasance.”

Additional Amounts

To the extent that any Guarantor is required to make payments in respect of the debt securities, such Guarantor will make all payments in respect of the debt securities without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any jurisdiction in which such Guarantor is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (the “Relevant Taxing Jurisdiction”) unless such withholding or deduction is required by law. Where a Guarantor is a Luxembourg resident, please refer to the section entitled “Tax Considerations—Luxembourg Taxation” for a description of tax consequences under Luxembourg law. In such event, such Guarantor will pay to the Holders such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a)	are payable by any person acting as custodian bank or collecting agent on behalf of a Holder, or otherwise in any manner which does not constitute a deduction or withholding by the Guarantor from payment of principal or interest made by it;

(b)	are payable by reason of the Holder or beneficial owner having, or having had, some personal or business connection with such Relevant Taxing Jurisdiction and not merely by reason of the fact that payments in respect of the debt securities or the Guarantees are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in the Relevant Taxing Jurisdiction;

(c)	are imposed or withheld by reason of the failure of the Holder or beneficial owner to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Holder and beneficial owner or to make any valid or timely declaration or similar claim or satisfy any other reporting requirements relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice, as a precondition to exemption from, or a reduction in the rate of withholding or deduction of, such taxes;

(d)	consist of any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes;

(e)	are imposed on or with respect to any payment by the applicable Guarantors to the registered Holder if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that taxes would not have been imposed on such payment had such registered Holder been the sole beneficial owner of such debt security;

(f)	are deducted or withheld pursuant to (i) any European Union directive or regulation concerning the taxation of interest income; (ii) any international treaty or understanding relating to such taxation and to which the Relevant Taxing Jurisdiction or the European Union is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such directive, regulation, treaty or understanding;

(g)	are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of principal or interest becomes due, or is duly provided for and written notice thereof is provided to the Holders, whichever occurs later ;

(h)	are payable because any debt security was presented to a particular paying agent for payment if the debt security could have been presented to another paying agent without any such withholding or deduction; or

(i)	are payable for any combination of (a) through (h) above.

References to principal or interest in respect of the debt securities shall be deemed to include any Additional Amounts, which may be payable as set forth in the indenture.

In addition, any amounts to be paid by the Company or any Guarantor on the debt securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (“FATCA Withholding”). Neither any Guarantor nor the Company will be required to pay Additional Amounts on account of any FATCA Withholding.

The preceding covenant regarding Additional Amounts will not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States; provided, however, that such covenant will apply to the Issuer at any time when it is incorporated in a jurisdiction outside of the United States. The prospectus supplement relating to the debt securities may describe additional circumstances in which the Guarantors would not be required to pay additional amounts.

Indemnification of Judgment Currency

To the fullest extent permitted by applicable law, the Issuer and each of the Guarantors will indemnify each Holder against any loss incurred by such Holder as a result of any judgment or order being given or made for any amount due under any debt security or Guarantee and such judgment or order being expressed and paid in a currency (the “Judgment Currency”), which is other than U.S. dollars and as a result of any variation between (i) the rate of exchange at which the U.S. dollar is converted into the Judgment Currency for the purposes of such judgment or order and (ii) the spot rate of exchange in The City of New York at which the Holder on the date of payment of such judgment is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such Holder. This indemnification will constitute a separate and independent obligation of the Issuer or each of the Guarantors, as the case may be, and will continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” includes any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.

Governing Law; Submission to Jurisdiction

The indenture, the debt securities and the Guarantees will be governed by and construed in accordance with the laws of the State of New York.

The Issuer and the Guarantors have irrevocably submitted to the non-exclusive jurisdiction of the courts of any U.S. state or federal court in the Borough of Manhattan in The City of New York, New York with respect to any legal suit, action or proceeding arising out of or based upon the indenture, the debt securities or the Guarantees.

Definitions

“Net Tangible Assets” means the total assets of the Parent Guarantor and its Restricted Subsidiaries (including, with respect to the Parent Guarantor, its net investment in subsidiaries that are not Restricted Subsidiaries) after deducting therefrom (a) all current liabilities (excluding any thereof constituting debt by reason of being renewable or extendable) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense, organization and developmental expenses and other like segregated intangibles, all as computed by the Parent Guarantor in accordance with generally accepted accounting principles applied by the Parent Guarantor as of a date within 90 days of the date as of which the determination is being made; provided, that any items constituting deferred income taxes, deferred investment tax credit or other similar items shall not be taken into account as a liability or as a deduction from or adjustment to total assets.

“Principal Plant” means (a) any brewery, or any manufacturing, processing or packaging plant, now owned or hereafter acquired by the Parent Guarantor or any Subsidiary, but shall not include (i) any brewery or manufacturing, processing or packaging plant which the Parent Guarantor shall by board resolution have determined is not of material importance to the total business conducted by the Parent Guarantor and its Subsidiaries, (ii) any plant which the Parent Guarantor shall by board resolution have determined is used primarily for transportation, marketing or warehousing (any such determination to be effective as of the date specified in the applicable board resolution) or (iii) at the option of the Parent Guarantor, any plant that (A) does not constitute part of the brewing operations of the Parent Guarantor and its Subsidiaries and (B) has a net book value, as reflected on the balance sheet contained in the Parent Guarantor’s financial statements of not more than $100,000,000, and (b) any other facility owned by the Parent Guarantor or any of its Subsidiaries that the Parent Guarantor shall, by board resolution, designate as a Principal Plant. Following any determination, designation or election referred to herein that a brewery or plant shall not be included as a Principal Plant, the Parent Guarantor may, at its option, by board resolution, elect that such facility subsequently be included as a Principal Plant.

“Restricted Subsidiary” means (a) any Subsidiary which owns or operates a Principal Plant, (b) any other subsidiary which the Parent Guarantor, by board resolution, shall elect to be treated as a Restricted Subsidiary, until such time as the Parent Guarantor may, by further board resolution, elect that such Subsidiary shall no longer be a Restricted Subsidiary, successive such elections being permitted without restriction, and (c) the Issuer and the Subsidiary Guarantors; provided that each of Companhia de Bebidas das Américas—AmBev and Grupo Modelo S.A.B. de C.V. shall not be “Restricted Subsidiaries” until and unless the Parent Guarantor owns, directly or indirectly, 100% of the equity interests in such company. Any such election will be effective as of the date specified in the applicable board resolution.

“Significant Subsidiary” means any Subsidiary (i) the consolidated revenue of which represents 10% of more of the consolidated revenue of the Parent Guarantor, (ii) the consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) of which represents 10% or more of the consolidated EBITDA of the Parent Guarantor or (iii) the consolidated gross assets of which represent 10% or more of the consolidated gross assets of the Parent Guarantor, in each case as reflected in the most recent annual audited financial statements of the Parent Guarantor, provided that (A) in the case of a Subsidiary acquired by the Parent Guarantor during or after the financial year shown in the most recent annual audited financial statements of the Parent Guarantor, such calculation shall be made on the basis of the contribution of the Subsidiary considered on a pro-forma basis as if it had been acquired at the beginning of the relevant period, with the pro-forma calculation (including any adjustments) being made by the Parent Guarantor acting in good faith and (B) EBITDA shall be calculated by the Parent Guarantor in substantially the same manner as it is calculated for the amounts shown in “Item 5. Operating and Financial Review—E. Results of Operations” in the Annual Report incorporated in this prospectus.

“Subsidiary” means any corporation of which more than 50% of the issued and outstanding stock entitled to vote for the election of directors (otherwise than by reason of default in dividends) is at the time owned directly or indirectly by the Parent Guarantor or a Subsidiary or Subsidiaries or by the Parent Guarantor and a Subsidiary or Subsidiaries.

Consent to Service

The indenture provides that we irrevocably designate AB InBev Services LLC, 250 Park Avenue, 2nd Floor, New York, New York 10177 as our authorized agent for service of process in any proceeding arising out of or relating to the indenture or debt securities or Guarantees brought in any federal or state court in New York City and we irrevocably submit to the jurisdiction of these courts.

CLEARANCE AND SETTLEMENT

The securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company (“DTC”), in the United States, Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), in Luxembourg and Euroclear Bank S.A./N.V. (“Euroclear”), in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable prospectus supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Euroclear and Clearstream, Luxembourg hold interests on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with the DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of the DTC.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream, Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has advised us as follows:

•	DTC is:

(1)	a limited purpose trust company organized under the laws of the State of New York;

(2)	a “banking organization” within the meaning of New York Banking Law;

(3)	a member of the Federal Reserve System;

(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(5)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.

•

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers and dealers and trust companies that have custodial relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg

Clearstream, Luxembourg has advised us as follows:

•

Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of securities.

•

Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•

Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•

Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has advised us as follows:

•	Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the National Bank of Belgium (Banque Nationale de Belgique / Nationale Bank van België).

•

Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•

Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

•

Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of debt securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the debt securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.

Debt securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, debt securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

We understand that investors that hold their debt securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the debt securities either against payment or free of payment.

The interests in the debt securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the debt securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing debt securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the debt securities were credited to their accounts). However, any interest on the debt securities would accrue from the value date. Therefore, in many cases, the investment income on debt securities that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities, or to receive or make a payment or delivery of the debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAX CONSIDERATIONS

United States Taxation

This section describes the material United States federal income tax consequences of owning the debt securities we are offering. It applies to you only if you acquire debt securities in the offering and you hold your debt securities as capital assets for tax purposes. This section is the opinion of Sullivan & Cromwell LLP, U.S. counsel to the Issuer. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks,

•	a person that owns debt securities as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells debt securities as part of a wash sale for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section deals only with debt securities that are issued in registered form and that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are in bearer form or that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement. This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the debt securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the debt securities.

Please consult your own tax advisor concerning the consequences of owning these debt securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a debt security and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—United States Alien Holders” below.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “—Original Issue Discount—General”, you will be taxed on any interest on your debt security (including any additional amounts paid with respect to withholding tax, as described above), whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “—Variable Rate Debt securities”.

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest, and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General”, the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest,

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date, and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt securities Subject to Contingencies Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security and

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost,

•	the issue date of your debt security will be the date you acquired it, and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Variable Rate Debt securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total non-contingent principal payments by more than the lesser of:

1.	.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date, or

2.	15 percent of the total non-contingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates,

2.	a single fixed rate and one or more qualified floating rates,

3.	a single objective rate, or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

1.	a fixed multiple that is greater than 0.65 but not more than 1.35 or

2.	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate,

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party, and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security,

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt securities. In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Foreign Currency Discount Debt securities. If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under “—United States Holders —Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “Original Issue Discount—General” and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

Debt securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “Original Issue Discount—Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Debt securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security, and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement (not including amounts attributable to accrued but unpaid interest, which will be treated as a payment of such interest) and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “—Original Issue Discount—Short-Term Debt securities” or “—Market Discount”,

•	the rules governing contingent payment obligations apply, or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Substitution of the Issuer and Discharge of Indenture

A Guarantor or certain of their subsidiaries, subject to certain restrictions, may assume the obligations of the Issuer under the debt securities without the consent of the holders. Also, under certain circumstances, the Issuer and the Guarantors will be discharged from any and all obligations in respect of the indenture. Such events in some circumstances may be treated as taxable exchanges for United States federal income tax purposes (though in the case of a substitution of the Issuer, the Parent Guarantor, the Issuer and the Substitute Issuer will indemnify holders for any income tax or other tax (if any) recognized by such holder solely as a result of such substitution—see “Description of Debt securities and Guarantees—Substitution of the Issuer or Guarantors; Consolidation, Merger and Sale of Assets”). Holders should consult their own tax advisors regarding the United States federal, state, and local tax consequences of such events.

Additionally, the Issuer may convert from a Delaware corporation to a Delaware limited liability company, as described above in —“Description of Debt securities and Guarantees—Potential Conversion of the Issuer to a Limited Liability Company.” Based on the expected terms of the conversion, such an event should not be treated as a taxable exchange for United States federal income tax purposes so long as there is no change in payment expectations, and we expect that there would be no such change.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Medicare Tax

For taxable years beginning after December 31, 2012, a United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its interest income and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

Indexed Debt securities

The applicable prospectus supplement will discuss any special United States federal income tax rules with respect to debt securities the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a debt security and are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

If you are a United States holder, this subsection does not apply to you.

This discussion assumes that the debt security is not subject to the rules of Section 871(h)(4)(A) of the Internal Revenue Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

Under United States federal income and estate tax law, and subject to the discussion of backup withholding and withholdable payments to foreign financial entities and other foreign entities below, if you are a United States alien holder of a debt security:

•

we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including OID, to you if, in the case of payments of interest:

1.	you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote,

2.	you are not a controlled foreign corporation that is related to the Company through stock ownership, and

3.	the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

(a)	you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

(b)	in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a non-United States person,

(c)	the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

(i)	a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

(ii)	a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

(iii)	a U.S. branch of a non-United States bank or of a non-United States insurance company,

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt securities in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

(d)	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

(i)	certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

(ii)	to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form, or

(e)	the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations; and

•	no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your debt security.

Further, a debt security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote at the time of death and

•	the income on the debt security would not have been effectively connected with a United States trade or business of the decedent at the same time.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder (or a United States alien holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

A 30% withholding tax will be imposed on certain payments to you or certain foreign financial institutions, investment funds and other non-US persons receiving payments on your behalf if you or such institutions fail to comply with information reporting requirements. Such payments will include US-source interest and the gross proceeds from the sale or other disposition of debt securities that can produce US-source interest. You could be affected by this withholding if you are subject to the information reporting requirements and fail to comply with them or if you hold notes through another person (e.g., a foreign bank or broker) that is subject to withholding because it fails to comply with these requirements (even if you would not otherwise have been subject to withholding). However, under proposed regulations, such payments will only include interest and proceeds of debt securities issued on or after January 1, 2013. In addition, under administrative guidance and proposed regulations, withholding would not apply to payments of interest before January 1, 2014, and to payments of gross proceeds from a sale or other disposition of debt securities before January 1, 2017.

Backup Withholding and Information Reporting

In general, if you are a noncorporate United States holder, we and other payors are required to report to the Internal Revenue Service all payments of principal, any premium and interest on your debt security, and the accrual of OID on a discount debt security. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a United States alien holder, payments of principal, premium or interest, including OID, made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “—United States Alien Holders” are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your debt securities on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

•	the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

•	an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person, or

•	other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “United States persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

PLAN OF DISTRIBUTION

Initial Offering and Issue of Securities

We may issue all or part of the securities from time to time, in terms determined at that time, through underwriters, dealers and/or agents, directly to purchasers or through a combination of any of these methods. We will set forth in the applicable prospectus supplement:

•	the terms of the offering of the securities;

•	the names of any underwriters, dealers or agents involved in the sale of the securities;

•	the principal amounts of securities any underwriters will subscribe for;

•	any applicable underwriting commissions or discounts; and

•	our net proceeds.

If we use underwriters in the issue, they will acquire the securities for their own account and they may effect the distribution of the securities from time to time in one or more transactions. These transactions may be at a fixed price or prices, which they may change, or at prevailing market prices, or at prices related to prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless the applicable prospectus supplement specifies otherwise, the underwriters’ obligations to subscribe for the securities will depend on certain conditions being satisfied. If the conditions are satisfied, the underwriters will be obligated to subscribe for all of the securities of the series, if they subscribe for any of them. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we use dealers in the issue, unless the applicable prospectus supplement specifies otherwise, we will issue the securities to the dealers as principals. The dealers may then sell the securities to the public at varying prices that the dealers will determine at the time of sale.

We may also issue securities through agents we designate from time to time, or we may issue securities directly. The applicable prospectus supplement will name any agent involved in the offering and issue of the securities, and will also set forth any commissions that we will pay. Unless the applicable prospectus supplement indicates otherwise, any agent will be acting on a best efforts basis for the period of its appointment. Agents through whom we issue securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our agents, may be compensated separately and may also receive commissions from the purchasers for whom they may act as agents.

In connection with the issue of securities, underwriters may receive compensation from us or from subscribers of securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Dealers may also receive commissions from the subscribers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the sale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any underwriter or agent, and describe any compensation that we provide.

If the applicable prospectus supplement so indicates, we will authorize underwriters, dealers or agents to solicit offers to subscribe the securities from institutional investors. In this case, the prospectus supplement will also indicate on what date payment and delivery will be made. There may be a minimum amount which an institutional investor may subscribe, or a minimum portion of the aggregate principal amount of the securities which may be issued by this type of arrangement. Institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and any other institutions we may approve. The subscribers’ obligations under delayed delivery and payment arrangements will not be subject to any conditions; however, the institutional investors’ subscription of particular securities must not at the time of delivery be prohibited under the laws of any relevant jurisdiction in respect, either of the validity of the arrangements, or the performance by us or the institutional investors under the arrangements.

We may enter into agreements with the underwriters, dealers and agents who participate in the distribution of the securities that may fully or partially indemnify them against some civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, or be our affiliates in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, and accordingly we file reports and other information with the SEC.

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered with this prospectus. This prospectus is a part of that registration statement and it omits some information that is contained in the registration statement. The SEC maintains an internet site at http://www.sec.gov that contains reports and other information we file electronically with the SEC. You may read and copy any document that we file with or furnish to the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports and other information regarding issuers that file electronically with the SEC at www.sec.gov. In addition, you may inspect and copy that material at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which some of our securities may be listed from time to time. We maintain an internet site at www.ab-inbev.com.

We will furnish to the Trustee referred to under “Description of Debt Securities and Guarantees” annual reports, which will include a description of operations and annual audited consolidated financial statements prepared in accordance with IFRS. We will also furnish to the Trustee certain interim reports that will include unaudited interim summary consolidated financial information prepared in accordance with IFRS. We will furnish to the Trustee all notices of meetings at which holders of securities are entitled to vote, and all other reports and communications that are made generally available to those holders.

VALIDITY OF SECURITIES

If stated in the prospectus supplement applicable to a specific issuance of debt securities, the validity of such securities under New York law may be passed upon for us by our U.S. counsel, Sullivan & Cromwell LLP. If stated in the prospectus supplement applicable to a specific issuance of debt securities, the validity of such securities under Belgian law and Luxembourg law may be passed upon by our Belgian counsel, Clifford Chance LLP. Sullivan & Cromwell LLP may rely on the opinion of Clifford Chance LLP as to all matters of Belgian law and Luxembourg law and Clifford Chance LLP may rely on the opinion of Sullivan & Cromwell LLP as to all matters of New York law. If this prospectus is delivered in connection with an underwritten offering, the validity of the debt securities or warrants may be passed upon for the underwriters by United States, Belgian and Luxembourg counsel for the underwriters specified in the related prospectus supplement. If no Belgian or Luxembourg counsel is specified, such U.S. counsel to the underwriters may also rely on the opinion of Clifford Chance LLP as to certain matters of Belgian and Luxembourg law respectively.

EXPERTS

The financial statements as of 31 December 2011 and 2010 and for each of the two years in the period ended 31 December 2011 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of 31 December 2011 incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended 31 December 2011 have been so incorporated in reliance on the reports of PwC Bedrijfsrevisoren BCVBA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PwC Bedrijfsrevisoren BCVBA (Sint-Stevens-Woluwe, Belgium) is a member of the Institut des Réviseurs d’Entreprises/Instituut der Bedrijfsrevisoren.

Our financial statements as of and for the year ending 31 December 2009 which are incorporated in this prospectus have been so included in reliance on the audit reports of Klynveld Peat Marwick Goerdeler (“KPMG”) Réviseurs d’Entreprises SCCRL/Bedrijfsrevisoren BCVBA, independent registered public accounting firm, and PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firms as experts in auditing and accounting. KPMG (Avenue du Bourget/Bourgetlaan 40, 1130 Brussels, Belgium) is a member of the Institut des Réviseurs d’Entreprises/Instituut der Bedrijfsrevisoren.

The audited financial statements of the Anheuser-Busch US Beer and Packaging reporting entities as of and for the year ended 31 December 2009, which are not incorporated in this Prospectus, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, whose report thereon is incorporated into this Prospectus. Such financial statements, to the extent they have been included in our financial statements, have been so included in reliance on the report of such independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers LLP (800 Market Street, St. Louis, Missouri 63101) is a member of the American Institute of Certified Public Accountants.

Consents to the inclusion in this prospectus of such reports by PwC Bedrijfsrevisoren BCVBA, KPMG and PricewaterhouseCoopers LLP have been filed as Exhibits 23.1, 23.2 and 23.3 to the Form F-3, respectively.

EXPENSES

The following is a statement of the expenses (all of which are estimated) to be incurred by us in connection with a distribution of securities registered under this Registration Statement:

Securities and Exchange Commission registration fee		$(1)
Printing and engraving expenses	$40,000
Legal fees and expenses	$600,000
Accountants’ fees and expenses	$60,000
Trustee fees and expenses	$15,000
Total	$715,000

(1)	The Registrants are registering an indeterminate amount of securities under the Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of any additional registration fee until the time the securities are sold under the Registration Statement pursuant to a prospectus supplement.

REGISTERED OFFICE OF THE ISSUER

Anheuser-Busch InBev Finance Inc.

1209 Orange Street, Wilmington, DE 19801

United States

REGISTERED OFFICE OF THE PARENT GUARANTOR

Anheuser-Busch InBev SA/NV

Grand-Place/Grote Markt 1

1000 Brussels, Belgium

LEGAL ADVISORS TO THE ISSUER AND THE PARENT GUARANTOR

As to U.S. law	As to Belgian law	As to Taiwanese law
Sullivan & Cromwell LLP 1 New Fetter Lane London EC4A 1AN United Kingdom	Clifford Chance LLP 65 Avenue Louise 1050 Brussels Belgium	Lee and Li, Attorneys–at–Law 7F, 201 Tun Hua N. Road Taipei, Taiwan 10508 Republic of China

LEGAL ADVISORS TO THE MANAGER

As to U.S. law	As to Belgian law
Allen & Overy LLP One Bishops Square London E1 6AD United Kingdom	Allen & Overy LLP Avenue de Tervueren/Tervuerenlaan 268 A B-1150 Brussels Belgium

TRUSTEE, REGISTRAR AND TRANSFER AGENT

The Bank of New York Mellon Trust Company, N.A.

911 Washington Avenue, 3rd floor

St. Louis, MO 63101

United States

COMMON DEPOSITARY AND PAYING AGENT

The Bank of New York Mellon, London Branch

One Canada Square

London E14 5AL

United Kingdom

Anheuser-Busch InBev Finance Inc.

$565,000,000 4.600% Notes due 2045

Fully and unconditionally guaranteed by

Anheuser-Busch InBev SA/NV

Anheuser-Busch InBev Worldwide Inc.

Brandbev S.à r.l.

Brandbrew S.A.

Cobrew NV

Anheuser-Busch Companies, LLC

PROSPECTUS SUPPLEMENT

10 July 2015

Sole Bookrunner and Lead Structuring Agent

Deutsche Bank AG, Taipei Branch

Co-Structuring Agents

BofA Merrill Lynch	J.P. Morgan